UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GENPACT LIMITED

(Name of Registrant as Specified In Its Charter)

None

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 15, 2011

Dear Fellow Shareholder:

I am pleased to invite you to attend the 2011 Annual General Meeting of Shareholders of Genpact Limited to be held on Tuesday, May 10, 2011 at the Genpact offices located at DLF City—Phase V, Sector 53, Gurgaon—122002, Haryana, India. The Annual General Meeting will commence at 10:30 a.m. local time.

At the annual meeting, we expect to consider and act upon the following matters:

(1)    To elect ten (10) directors to hold office until the next annual election and until their successors are duly elected and qualified;

(2)    To ratify and approve the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

(3)    To ratify and approve the amendment and restatement of the 2007 Omnibus Incentive Compensation Plan;

(4)    To approve a non-binding advisory vote to approve the compensation of the Company’s named executive officers;

(5)    To hold a non-binding advisory vote as to whether a non-binding advisory shareholder vote on the compensation of the Company’s named executive officers should occur every year, every two years or every three years; and

(6)    To transact such other business as may properly come before the meeting or any adjournment thereof.

Details regarding admission to the meeting and the business to be conducted at the meeting are more fully described in the accompanying Notice of 2011 Annual General Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. Voting by proxy will ensure your representation at the Annual General Meeting if you do not attend in person. Please review the instructions on the enclosed proxy card regarding each of your voting options.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder meeting to be held on May 10, 2011. The proxy statement and annual report to shareholders are available at www.genpact.com.

Thank you for your ongoing support of and continued interest in Genpact.

Sincerely,

Pramod Bhasin

President and Chief Executive Officer

GENPACT LIMITED

Canon’s Court

22 Victoria Street

Hamilton HM

Bermuda

NOTICE OF 2011 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held on May 10, 2011

The 2011 Annual General Meeting of Shareholders of Genpact Limited, which is referred to herein as the annual meeting or the meeting, will be held on Tuesday, May 10, 2011, at the Genpact offices located at DLF City—Phase V, Sector 53, Gurgaon—122002, Haryana, India. The annual meeting will commence at 10:30 a.m. local time and the following matters will be considered and acted upon at the annual meeting:

(1)    To elect ten (10) directors to hold office until the next annual election and until their successors are duly elected and qualified;

(2)    To ratify and approve the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

(3)    To ratify and approve the amendment and restatement of the 2007 Omnibus Incentive Compensation Plan;

(4)    To approve a non-binding advisory vote to approve the compensation of the Company’s named executive officers;

(5)    To hold a non-binding advisory vote as to whether a non-binding advisory shareholder vote on the compensation of the Company’s named executive officers should occur every year, every two years or every three years; and

(6)    To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on April 1, 2011 are entitled to vote at the annual meeting. Your vote is important regardless of the number of shares you own. Whether you expect to attend the annual meeting or not, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope we have provided. You can also submit your proxy to vote your shares over the Internet as provided in the instructions set forth on the proxy card. Your prompt response will ensure that your shares are represented at the annual meeting. You can change your vote and revoke your proxy at any time before the polls close at the annual meeting by following the procedures described in the accompanying proxy statement.

All shareholders are cordially invited to attend the annual meeting.

By	Order of the Board of Directors,

Victor F. Guaglianone Corporate Secretary

April 15, 2011

i

Exhibit  1 Form of Amended and Restated Genpact Limited 2007 Omnibus Incentive Compensation Plan

ii

GENPACT LIMITED

Canon’s Court

22 Victoria Street

Hamilton, HM 12

Bermuda

PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

May 10, 2011

This proxy statement contains information about the 2011 Annual General Meeting of Shareholders of Genpact Limited, which we refer to in this proxy statement as the annual meeting or the meeting. The annual meeting will be held on Tuesday, May 10, 2011, at the Genpact offices located at DLF City—Phase V, Sector 53, Gurgaon—122002, Haryana, India. The annual meeting will commence at 10:30 a.m. local time.

This proxy statement is furnished by the board of directors of Genpact Limited, which is also referred to as Genpact or the Company in this proxy statement, in connection with the solicitation of proxies for use at the annual meeting and at any adjournment of the annual meeting. All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy, it will be voted in accordance with the recommendation of our board of directors. The board of directors recommends that you vote FOR Proposals 1, 2, 3 and 4 and THREE YEARS for Proposal 5. A shareholder may revoke any proxy at any time before it is exercised by giving our Secretary written notice to that effect either before or at the annual meeting by signing and submitting another proxy with a later date or by attending the meeting in person and voting such holder’s shares.

Our Annual Report to Shareholders, including our Annual Report on Form 10-K, for the fiscal year ended December 31, 2010 is being mailed to shareholders with the Notice of 2011 Annual General Meeting and this proxy statement on or about April 15, 2011.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 as filed with the United States Securities and Exchange Commission (the “SEC”), except for exhibits, will be furnished without charge to any shareholder upon written request to us c/o Genpact LLC, 105 Madison Avenue, 2nd Floor, New York 10016, Attention: Corporate Secretary.

IMPORTANT INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will consider and act on the following matters:

1.    To elect ten (10) directors to hold office until the next annual election and until their successors are duly elected and qualified.

2.    To ratify and approve the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

3.    To ratify and approve the amendment and restatement of the 2007 Omnibus Incentive Compensation Plan;

4.    To approve a non-binding advisory vote to approve the compensation of the Company’s named executive officers.

5.    To hold a non-binding advisory vote as to whether a non-binding advisory shareholder vote on the compensation of the Company’s named executive officers should occur every year, every two years or every three years.

6.    To transact such other business as may properly come before the annual meeting or any adjournment thereof.

Who can vote?

To be able to vote, you must have been a shareholder of record at the close of business on April 1, 2011. This date is the record date for the annual meeting.

Shareholders of record at the close of business on April 1, 2011 are entitled to vote on each proposal at the annual meeting. The number of outstanding common shares entitled to vote on each proposal at the meeting is 221,066,519.

How many votes do I have?

Each common share of Genpact that you owned on the record date entitles you to one vote on each matter that is voted on at the annual meeting.

Is my vote important?

Your vote is important regardless of how many common shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you and submit your proxy so your vote is cast as soon as possible.

How do I vote?

If you are a record holder of Genpact shares, you may deliver your proxy to vote your shares in one of the following ways or you may vote in person at the annual meeting. If you hold your shares in “street name”, refer to the information below on how to vote your shares.

You may submit your proxy to vote by mail.    You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you sign and return the proxy card, but do not give any instructions on a particular matter to be voted on as described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our board of directors. The board of directors recommends that you vote FOR Proposals 1, 2, 3 and 4 and THREE YEARS for Proposal 5.

You may submit your proxy to vote over the Internet.    If you have Internet access, you may submit your proxy to vote your shares from any location in the world by following the “Electronic Voting Instructions” set forth on the enclosed proxy card.

You may vote in person.    If you attend the meeting at the location set forth in the accompanying Notice of 2011 Annual General Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting. If you attend the meeting in person you will need to bring an acceptable form of photo identification, such as a driver’s license or passport.

Can I change my vote after I have mailed my proxy card or after I have submitted my proxy to vote my shares over the Internet?

Yes. You can revoke your proxy and change your vote at any time before the polls close at the meeting by doing any one of the following things:

•	signing and delivering another proxy with a later date to our Corporate Secretary, c/o Genpact LLC, 105 Madison Avenue, 2nd Floor, New York, New York 10016 USA;

•	submitting another proxy to vote with a later date over the Internet;

•	giving our Corporate Secretary written notice before or at the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

If your shares are held in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting on May 10, 2011. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.

What constitutes a quorum?

In order for business to be conducted at the annual meeting with respect to a particular matter, a quorum must be present for that particular matter. For each of the proposals described in the accompanying Notice of 2011 Annual General Meeting, we will have a quorum if at least two shareholders are present in person or by proxy who hold or represent more than 50 percent of the outstanding shares entitled to vote, or at least 110,533,260 shares.

Common shares represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to a particular proposal to be voted upon) will be counted for the purpose of determining whether a quorum exists at the annual meeting for that proposal. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

For each of the proposals being considered at the annual meeting, approval of the proposal requires the affirmative vote of a simple majority of the votes cast. There is no cumulative voting in the election of directors. The election of each director nominee will be considered and voted upon as a separate proposal. Abstentions and broker “non-votes” are not counted as votes cast and will not affect the voting results on any proposals. If the proposal for the election of a director nominee does not receive the required majority of the votes cast, then the director will not be elected and the position on the board of directors that would have been filled by the director nominee will become vacant. The board of directors has the ability to fill any vacancy upon the recommendation of its nominating and governance committee.

Proposal 4 also requires the affirmative vote of a simple majority of votes cast. However, Proposal 4 represents only an advisory vote of the shareholders and is non-binding. Abstentions and broker non-votes will have no effect on this proposal.

With respect to Proposal 5 you may vote, on an advisory basis, as to whether the advisory vote on the compensation of our named executive officers should occur every year, every two years or every three years or you may abstain from voting. The frequency receiving the simple majority of votes cast will be considered the frequency recommended by our shareholders. However, Proposal 5 represents only an advisory vote of the shareholders and is non-binding. The Board will take into consideration the outcome of the shareholder vote when considering the frequency of future advisory votes on executive compensation. Abstentions and broker non-votes will have no effect on this proposal.

How will votes be counted?

Each common share will be counted as one vote according to the instructions contained on a properly completed proxy, whether submitted by mail, over the Internet, or on a ballot voted in person at the annual meeting. Shares will not be voted in respect of a proposal if either (1) the shareholder abstains from voting on a particular matter, or (2) the shares are broker non-votes. If the shareholder signs and submits but does not indicate voting instructions on the proxy card, the proxies will have the authority to vote in respect of all proposals.

Who will count the votes?

An independent vote tabulator will count the votes. Computershare has been appointed by the board of directors as the independent Inspector of Election and will determine the existence of a quorum, validity of proxies and ballots, and certify the results of the voting.

How does the board of directors recommend that I vote on the proposals?

The board of directors recommends that you vote:

FOR the election of the ten directors listed under Proposal 1 to hold office until the next annual election and until their successors are duly elected and qualified;

FOR the ratification and approval of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

FOR the ratification and approval of the amendment and restatement of the 2007 Omnibus Incentive Compensation Plan;

FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers; and

THREE YEARS with regard to the non-binding, advisory vote on the frequency of the non-binding advisory shareholder vote on the compensation of the Company’s named executive officers.

Will any other business be conducted at the meeting or will other matters be voted on?

The board of directors does not know of any other matters that may properly come before the meeting. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement, whether you submit your proxy by mail or through the Internet, will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

We will report the voting results in a current report on Form 8-K within four business days of the 2011 annual meeting.

How and when may I submit a shareholder proposal, including a shareholder nomination for director, for the 2012 annual general meeting?

Our bye-laws contain advance notice procedures with regard to shareholder proposals not related to director nominations. If you are interested in submitting a proposal for inclusion in the proxy statement for the 2012 annual general meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, or the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal intended for inclusion in the proxy statement for our 2012 Annual General Meeting of Shareholders at our New York City office as set forth below no later than December 17, 2011.

Bermuda law provides that shareholders who collectively hold at least 5% of the total voting rights of our outstanding common shares, or any group comprised of at least 100 or more registered shareholders, may require a proposal to be submitted to an annual general meeting of shareholders. Bermuda law generally requires that notice of such a proposal must be deposited at our registered office not less than six weeks before the date of the meeting.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth, as to each matter the shareholder proposes to bring before the meeting:

•

a description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend our bye-laws, the language of the proposed amendment), the reasons for conducting the business at the meeting and any material interest in such business of such shareholder on whose behalf the proposal is made;

•	the name and record address of the shareholder;

•	the class and number of shares of our share capital which are owned and of record by the shareholder;

•

a representation that the shareholder is a holder of record of our shares entitled to vote at the meeting and that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and

•

a representation as to whether the shareholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding share capital required to approve or adopt the business proposal, or otherwise to solicit proxies from shareholders in support of such proposal.

Our bye-laws also contain advance notice procedures with regard to shareholder proposals related to the nomination of candidates for election as directors. These procedures provide that any shareholder entitled to vote for the election of directors may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given to our corporate secretary not later than (i) with respect to an election to be held at an annual general meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting or not later than ten days after notice or public disclosure of the date of the annual meeting is given or made available to shareholders, whichever date is earlier, and (ii) with respect to an election to be held at a special general meeting for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth information related to the shareholder giving the notice and the owner on whose behalf the nomination is made, including:

•	the name and record address of the shareholder and the owner;

•	the class and number of shares of our share capital which are owned and of record by the shareholder;

•

a representation that the shareholder is a holder of record of our shares entitled to vote at that meeting and that the shareholder intends to appear in person or by proxy at the meeting to bring the nomination before the meeting; and

•

a representation as to whether the shareholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding share capital required to elect the nominee, or otherwise to solicit proxies from shareholders in support of such nomination.

As to each person whom the shareholder proposes to nominate for election as a director:

•

all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act; and

•	the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Any proposals, nominations or notices should be sent to:

Genpact LLC

105 Madison Avenue, 2nd Floor

New York, New York 10016

Attention: Corporate Secretary

What are the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. We are initially soliciting these proxies by mail, but our directors, officers and selected other employees may also solicit proxies by telephone, e-mail or by other means of communication without additional remuneration. Directors, officers and employees who help us in solicitation of proxies will not be specially compensated for those services, but they may be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their solicitation. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of our common shares that they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

Will the 2010 financial statements be presented to the annual meeting?

Yes. At the annual meeting we will present the audited consolidated financial statements for the fiscal year ended December 31, 2010, as required by Bermuda law. Copies of these financial statements are included in our Annual Report to Shareholders, which we are delivering to you with this proxy statement.

How can I obtain an Annual Report on Form 10-K?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 is available on our website at www.genpact.com and is being distributed with the Annual Report to Shareholders. If you would like a copy of our Annual Report on Form 10-K, we will send you one without exhibits at no charge. Please contact:

Genpact LLC

105 Madison Avenue, 2nd Floor

New York, New York 10016

Attention: Corporate Secretary

Our website address is provided for convenience only. We are not including the information on our website, or any information which may be linked through our website, as a part of this proxy statement nor is it incorporated herein.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address: Genpact LLC, 105 Madison Avenue, 2nd Floor, New York, New York 10016, Attention: Corporate Secretary. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or by telephone on (646) 624-5900.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our common shares as of March 31, 2011 by:

•	each shareholder we know to own beneficially more than 5% of our outstanding common shares;

•	each director;

•	each executive officer named in the 2010 Summary Compensation Table under the heading “Information about Executive and Director Compensation” and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Common shares subject to options that are currently exercisable or exercisable within 60 days of March 31, 2011 are deemed to be outstanding and beneficially owned by the person holding such options. Such shares, however, are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 221,066,519 common shares of Genpact Limited outstanding on March 31, 2011.

Name of Beneficial Owner(2)	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares
Principal Securityholders:
Genpact Investment Co. (Bermuda) Limited(3)	89,572,699	40.52
Capital Group(4)	29,995,879	13.57
GE Capital (Mauritius) Holdings Ltd.(5)	19,947,364	9.02
Wells Fargo & Company(6)	14,015,610	6.34
T. Rowe Price Associates, Inc.(7)	13,316,722	6.02
Directors and Executive Officers:
Pramod Bhasin(8)	3,544,200	1.60
Mohit Bhatia(9)	103,275	*
N.V. Tyagarajan(10)	873,938	*
Patrick Cogny(11)	72,710	*
Robert Pryor(12)	194,344
John Barter(13)	85,928	*
Steven A. Denning(3)(14)	89,608,879	40.53
Mark F. Dzialga(3)(15)	89,608,879	40.53
Douglas M. Kaden(3)(16)	89,586,266	40.52
Jagdish Khattar(17)	61,053	*
James C. Madden	—	*
Denis J. Nayden(3)(18)	89,608,879	40.53
Robert G. Scott(19)	81,405	*
A. Michael Spence(20)	81,405	*
Current Directors and Executive Officers as a group (16 persons)(21)	5,555,309	2.51

*	Shares represent less than 1% of common shares.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power with respect to the shares shown as beneficially owned.

(2)	Unless noted otherwise, the business address of each beneficial owner is c/o Genpact Limited, Canon’s Court, 22 Victoria Street, Hamilton, HM, Bermuda.

(3)

Genpact Investment Co. (Bermuda) Limited is an investment vehicle owned by various General Atlantic and Oak Hill related investment entities. Includes 44,786,349 common shares that may be deemed to be beneficially owned as follows: 31,860,115 shares by General Atlantic Partners (Bermuda), L.P., 9,533,222

shares by GAP-W International, L.P., 559,829 shares by GapStar, LLC, 2,210,206 shares by GAP Coinvestments III, LLC, 576,400 shares by GAP Coinvestments IV, LLC and 46,578 shares by GAPCO GmbH & Co. KG.

Also includes 44,786,349 common shares that may be deemed to be beneficially owned as follows: 10,234,380 shares by Oak Hill Capital Partners (Bermuda), L.P., 262,420 shares by Oak Hill Capital Management Partners (Bermuda), L.P., 28,293,946 shares by Oak Hill Capital Partners II (Cayman), L.P., 1,038,082 shares by Oak Hill Capital Management Partners II (Cayman), L.P. and 4,957,521 shares by Oak Hill Capital Partners II (Cayman II), L.P.

The general partner of each of Oak Hill Capital Partners (Bermuda), L.P. and Oak Hill Capital Management Partners (Bermuda), L.P. is OHCP GenPar (Bermuda), L.P. Its general partner is OHCP MGP Partners (Bermuda), L.P. and its general partner is OHCP MGP (Bermuda), Ltd. OHCP SLP (Bermuda), Ltd. exercises voting and dispositive control over the shares held by Oak Hill Capital Partners (Bermuda), L.P. and Oak Hill Capital Management Partners (Bermuda), L.P. The general partner of each of Oak Hill Capital Partners II (Cayman), L.P., Oak Hill Capital Management Partners II (Cayman), L.P. and Oak Hill Capital Partners II (Cayman II), L.P. is OHCP GenPar II (Cayman), L.P. Its general partner is OHCP MGP Partners II (Cayman), L.P. and its general partner is OHCP MGP II (Cayman), Ltd. OHCP SLP II (Cayman), Ltd. exercises voting and dispositive control over the shares held by Oak Hill Capital Partners II (Cayman), L.P., Oak Hill Capital Management Partners II (Cayman), L.P. and Oak Hill Capital Partners II (Cayman II), L.P. Figures presented in this footnote have been rounded and as a result do not equal the total number of shares owned by Genpact Investment Co. (Bermuda) Limited.

Messrs. Denning and Dzialga are Managing Directors of General Atlantic LLC and may therefore be deemed to share voting and dispositive power with respect to the shares held by the General Atlantic entities. Messrs. Denning and Dzialga disclaim any beneficial ownership of any shares owned by the General Atlantic entities.

Mr. Nayden is a managing partner of Oak Hill Capital Management, LLC and a director of OHCP SLP II (Cayman), Ltd., and Mr. Kaden is a partner of Oak Hill Capital Management, LLC. They may therefore be deemed to share voting and dispositive power with respect to the shares held by the Oak Hill entities. Messrs. Kaden and Nayden disclaim any beneficial ownership of any shares owned by the Oak Hill entities.

The business address of each investment entity affiliated with General Atlantic LLC is Three Pickwick Plaza, Greenwich, CT 06830. The business address of the Oak Hill Partnerships is 201 Main Street, Suite 1620 Fort Worth, TX 76102.

(4)	Includes 17,505,123 common shares beneficially owned by Capital Group International, Inc. and 12,490,756 common shares beneficially owned by Capital International, Inc. The business address of Capital Group International, Inc. and Capital International, Inc. is 11100 Santa Monica Boulevard, Los Angeles, CA 90025.

(5)	The business address of GE Capital (Mauritius) Holdings Ltd. is Les Cascades Building, Edith Cavell Street, Port-Louis, Mauritius.

(6)	Includes common shares beneficially owned by Wells Fargo Bank, N. A., Wells Fargo Advisors, LLC, Wells Fargo Funds Management, LLC, WIH Holdings, Wachovia Bank, N. A., Evergreen Investment Management Company, LLC, and Calibre Advisory Services, Inc., all of which are subsidiaries of Wells Fargo & Company. The business address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94163.

(7)	The business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(8)	This amount includes options to purchase 3,544,200 common shares owned by Mr. Bhasin that are exercisable within 60 days.

(9)	This amount includes options to purchase 103,275 common shares owned by Mr. Bhatia that are exercisable within 60 days.

(10)	This amount includes options to purchase 826,350 common shares owned by Mr. Tyagarajan that are exercisable within 60 days and 47,588 common shares held directly by Mr. Tyagarajan.

(11)	This amount includes options to purchase 72,710 common shares owned by Mr. Cogny that are exercisable within 60 days.

(12)	This amount includes options to purchase 132,500 common shares owned by Mr. Pryor that are exercisable within 60 days and 61,844 common shares held directly by Mr. Pryor.

(13)	This amount includes options to purchase 85,928 common shares owned by Mr. Barter that are exercisable within 60 days.

(14)	This amount includes options to purchase 36,180 common shares owned by Mr. Denning that are exercisable within 60 days.

(15)	This amount reflects options to purchase 36,180 common shares owned by Mr. Dzialga that are exercisable within 60 days.

(16)	This amount includes options to purchase 13,567 common shares owned by Mr. Kaden that are exercisable within 60 days.

(17)	This amount includes options to purchase 61,053 common shares owned by Mr. Khattar that are exercisable within 60 days.

(18)	This amount includes options to purchase 36,180 common shares owned by Mr. Nayden that are exercisable within 60 days.

(19)	This amount includes options to purchase 81,405 common shares owned by Mr. Scott that are exercisable within 60 days.

(20)	This amount includes options to purchase 81,405 common shares owned by Mr. Spence that are exercisable within 60 days.

(21)	This amount does not include shares beneficially owned by the General Atlantic entities or the Oak Hill Partnerships, as to which Messrs. Denning, Dzialga, Kaden and Nayden may be deemed to share voting and dispositive power as a result of their respective relationships with the relevant entities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common shares to file with the SEC initial reports of ownership of our common shares and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Executive officers, directors and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based on our review of copies of reports filed with the SEC and except as set forth in the above table, we do not believe that there are currently any beneficial owners of more than ten percent of our common shares.

Based solely on our review of copies of reports filed by our directors and executive officers with the SEC or written representations from such persons pursuant to Item 405 of Regulation S-K, we believe that during the fiscal year ended December 31, 2010, all filings required to be made by our directors and executive officers pursuant to Section 16(a) with respect to Genpact Limited securities were made in accordance with Section 16(a).

PROPOSAL 1—ELECTION OF DIRECTORS

Our board of directors currently consists of ten members. The nominating and governance committee of the board of directors has recommended to the board of directors, and the board of directors has nominated, the ten persons listed in the table below for election as directors with terms expiring at the 2012 annual meeting. Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election as directors of the ten nominees, to serve for one-year terms, and in each case until their successors are elected and qualified. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the board of directors.

The following paragraphs provide information as of the date of this proxy statement about each member of our board of directors.

The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he has served as a director in the past five years. The information presented below reflects the specific experience, qualifications, attributes and skills that led the board to conclude that each of these individuals was well-suited to serve on our board. Information about the number of common shares beneficially owned by each director appears under the heading “Security Ownership of Certain Beneficial Owners and Management.”

There are no family relationships among any of the directors and executive officers of Genpact. Messrs. Denning, Dzialga, Kaden and Nayden serve on our board as designees of Genpact Investment Co. (Bermuda) Limited (“GICo”), the investment vehicle of General Atlantic LLC and Oak Hill Capital Partners, pursuant to the shareholders agreement described in “Certain Relationships and Related Party Transactions—Shareholders Agreement.” Other than such arrangement, no arrangements or understandings exist between any director or any person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Name	Age	Position(s)
Pramod Bhasin	59	President, Chief Executive Officer and Director
Robert G. Scott	65	Chairman
John Barter	64	Director
Steven A. Denning	62	Director
Mark F. Dzialga	46	Director
Douglas M. Kaden	39	Director
Jagdish Khattar	68	Director
James C. Madden	49	Director
Denis J. Nayden	57	Director
A. Michael Spence	67	Director

Pramod Bhasin is our President and Chief Executive Officer. Mr. Bhasin founded our business in 1997 while employed by the General Electric Company (“GE”). Prior to 1997, he served in various positions at GE, including as Chief Financial Officer for GE Capital’s Corporate Finance Group. Mr. Bhasin became one of our directors in January 2005. The board concluded that Mr. Bhasin is well suited to serve as a director because of his extensive knowledge of our business and because he is the CEO.

Robert G. Scott became one of our directors in April 2006 and was appointed as our Board Chairman on March 7, 2011. From 2001 to 2003, he served as President and Chief Operating Officer at Morgan Stanley. He also serves as an advisory director at Morgan Stanley and since January 2010 he has been a director on the board of NYSE Euronext. The board concluded that Mr. Scott is well suited to serve as a director and as chairman of our board because of his experience as the Chief Operating Officer of Morgan Stanley and his experience serving on another public company board.

John W. Barter has served as one of our directors since July 2005. From 2000 to 2001, he served as the Chief Financial Officer and a Director of Kestrel Solutions, Inc., a privately-owned company established to develop and bring to market a new product in the telecommunications industry. Kestrel Solutions, Inc. filed a voluntary petition for bankruptcy in 2002. From 1994 to 1997, he was the Executive Vice President of Allied Signal, Inc. and President of Allied Signal Automotive. He is also a director on the boards of Dice Holdings, Inc and SRA International, Inc. He was a director on the board of Lenovo Group Limited from 2005 to 2010. The board concluded that Mr. Barter is well suited to serve as a director because of his experience as the Executive Vice President of a public company and his experience serving on the audit committee of other public companies.

Steven A. Denning became one of our directors in January 2005. Mr. Denning is the Chairman and a Managing Director of General Atlantic LLC, a private equity firm, and has been with General Atlantic (or its predecessor) since 1980. He is also a director on the board of Thomson Reuters Corporation. Within the past five years he was also a director on the boards of Hewitt Associates, Inc. (2004-2009), Eclipsys Corporation (1996-2008), SRA International, Inc. (2002-2006) and IHS Inc. (2005-2011). The board concluded that Mr. Denning is well suited to serve as a director because of his extensive experience investing in growth companies and his experience as a director on other public company boards.

Mark F. Dzialga became one of our directors in January 2005. Since 1998, he has been a Managing Director of General Atlantic LLC, a private equity firm. He is also a director on the board of Emdeon Business Services, LLC. He was also a director on the board of Hexaware Technologies Limited from 2006 to 2009. The board concluded that Mr. Dzialga is well suited to serve as a director because of his extensive experience investing in growth companies and his experience as a director on other public company boards.

Douglas M. Kaden became one of our directors in October 2009. He is a Partner of Oak Hill Capital Management, LLC, a private equity firm. Mr. Kaden was also a director on the board of RSC Holdings, Inc. from 2006 to 2010. The board concluded that Mr. Kaden is well suited to serve as a director because of his experience investing in growth companies and his prior experience as a director of a public company.

Jagdish Khattar became one of our directors in June 2007. He has been the Chairman and Managing Director of Carnation Auto India Pvt. Ltd. since January 2008. From 1999 to 2007, he was the Managing Director and Chief Executive Officer of Maruti Udyog Limited, a publicly listed automobile manufacturer in India. The board concluded that Mr. Khattar is well suited to serve as a director because of his experience running a large company in India.

James C. Madden became one of our directors in January 2005. He is the Founder and Managing Partner of Madden Capital Partners, LLC. From January 2007 to February 2011, he served as a General Partner at Accretive LLC, a private equity firm. From 2005 to January 2007, he was a Special Advisor of General Atlantic LLC, a private equity firm. From 1998 to 2004, he was the Chairman and Chief Executive Officer of Exult, Inc. The board concluded that Mr. Madden is well suited to serve as a director because of his extensive experience in our industry.

Denis J. Nayden became one of our directors in January 2005. He has been a Managing Partner of Oak Hill Capital Management, LLC since 2003. Prior to 2003, he was Chairman and Chief Executive Officer of GE Capital (2000 to 2002) and had a 25-year tenure at the General Electric Company. Mr. Nayden is also a director on the boards of Accretive Health, Inc. and RSC Holdings, Inc. The board concluded that Mr. Nayden is well suited to serve as a director because of his experience working at GE, his knowledge of our industry and his experience investing in growth companies.

A. Michael Spence became one of our directors in April 2005. He is a senior advisor to Oak Hill Capital Management, serves on the Advisory Board for Oak Hill Investment Management Partners and is the chairman of an independent commission on growth in developing countries. He is a professor of economics at the Stern School of Business of New York University and a professor emeritus at the Graduate School of Business at Stanford University where he served as Professor of Management until August 2000 and Dean from 1990 to August 1999. From 1975 to 1990, he was a professor of economics and business administration at Harvard

Business School and the Harvard University Faculty of Arts and Sciences, as well as Dean of the Faculty of Arts and Sciences from 1984 to 1990. In 2001, he received the Nobel Prize in Economic Sciences. Dr. Spence is also a director of MercadoLibre, Inc. He was a director on the board of General Mills, Inc. from 1992 to 2007. The board concluded that Mr. Spence is well suited to serve as a director because of his extensive experience in academia, his Nobel Prize in economics and because of his experience as a director on other public company boards.

Board Recommendation

The board of directors believes that approval of the election of all nominees is in our best interests and the best interests of our shareholders and therefore recommends a vote FOR these nominees.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Genpact is managed for the long-term benefit of its shareholders. The board of directors has adopted corporate governance guidelines to assist the board of directors in the exercise of its duties and responsibilities and to serve the best interests of our Company and our shareholders. These guidelines, which provide a framework for the conduct of the board of director’s business, provide, among other things, that:

•

the principal responsibility of the directors is to exercise their business judgment to promote the long-term interests of the Company’s shareholders by providing strategic direction to the Company and overseeing management in the performance of the Company’s business activities;

•

additional responsibilities include reviewing, approving and monitoring significant financial and business strategies as developed by management, evaluating the performance of the Company and its executive officers, approving CEO succession plans and reviewing and approving material transactions and corporate activities not entered into in the ordinary course of business;

•	a majority of the members of the board of directors shall be independent directors;

•	the independent directors shall meet at least twice a year in executive session;

•	directors shall have full and free access to management and, as necessary and appropriate, independent advisors; and

•

at least annually the nominating and governance committee shall oversee a self-evaluation of the board of directors to determine whether the board of directors and its committees are functioning effectively.

You can access the current charters for our audit committee, compensation committee and nominating and governance committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics at www.genpact.com or we will send you a copy upon request in writing to:

Genpact LLC

105 Madison Avenue, 2nd Floor

New York, New York 10016

Attention: Corporate Secretary

Director Independence

Pursuant to the corporate governance listing standards of the New York Stock Exchange (“NYSE”), a director employed by us cannot be deemed to be an “independent director,” and consequently Mr. Bhasin is not an independent director. The board has determined that none of the other current directors has a material relationship with us for purposes of the NYSE corporate governance listing standards and accordingly each is independent under such NYSE standards. In addition, Charles E. Alexander, who was a member of the board until his resignation in November 2010, and Rajat Kumar Gupta, who was a member of the board, non-executive chairman of the board and a member of the board’s nominating and governance committee until his resignation in March 2011, had no material relationship with us and were independent under these standards.

In making its independence determinations the board considered the relationship between our Company and GICo, the investment vehicle through which General Atlantic and Oak Hill own 40.52% of our outstanding common shares, the fact that Messrs. Denning, Dzialga, Kaden and Nayden serve on our board as designees of GICo pursuant to the terms of the shareholders agreement, the fact that Mr. Nayden is a managing partner of Oak Hill, the fact that Mr. Kaden is a partner of Oak Hill, and the fact that Messrs. Denning and Dzialga are managing directors of General Atlantic. See “Certain Relationships and Related Party Transactions—Shareholders Agreement.”

Director Nomination Process

In considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, the nominating and governance committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, knowledge of our business and industry, experience, diligence, absence of any conflicts of interest and the ability to act in the interests of all shareholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. We do not have a formal or informal diversity policy for board membership, but the nominating and governance committee is committed to considering diversity in accordance with its charter.

Shareholders may recommend individuals to the nominating and governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our common shares for at least a year as of the date such recommendation is made, to nominating and governance committee, c/o Genpact LLC, 105 Madison Avenue, 2nd Floor, New York, NY 10016. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Board of Directors Meetings and Committees

The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The board of directors’ primary responsibility is to oversee the management of Genpact and, in so doing, serve the best interests of the Company. Subject to the recommendations of the nominating and governance committee, the board of directors selects, evaluates and provides for the succession of executive officers and the board of directors nominates for election at annual general shareholder meetings individuals to serve as directors of Genpact and elects individuals to fill any vacancies on the board of directors to the extent not filled by shareholders in general meetings. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the directors informed of Company activity through presentations at board of directors and committee meetings.

The board of directors met, in person or telephonically, seven times in fiscal 2010. During fiscal 2010 each of our directors attended 75% or more of the total number of meetings of the board of directors and the committees of which such director was a member during the period of time he served on such committee. The board of directors has standing audit, compensation and nominating and governance committees. Each committee has a charter that has been approved by the board of directors. Each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. Mr. Bhasin is the only director who is an employee of Genpact and he does not participate in any meeting at which his compensation is evaluated. All members of all committees are non-employee directors and the board of directors has determined that all of the members of our three standing committees are independent as defined under the rules of the NYSE, and, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Our Corporate Governance Guidelines set forth our policy that directors are expected to attend annual general meetings of shareholders. All of our directors attended the 2010 annual meeting.

Audit Committee.    The audit committee has responsibility for, among other things:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing:

•	the performance of any registered public accounting firm employed by us to provide audit services, including the firm’s qualifications and independence;

•	the quality and integrity of our accounting and reporting practices and controls, including our financial statements and reports;

•	the performance of our internal audit function; and

•	our compliance with legal and regulatory requirements;

•	preparing an audit committee report as required by the SEC to be included in our annual proxy statement;

•	reporting regularly to our full board of directors with respect to any issues raised by the foregoing; and

•	investigating any matter brought to its attention within the scope of its duties and retaining counsel for this purpose where appropriate.

Our audit committee consists of Messrs. Barter, Khattar, Madden and Scott. Mr. Barter has been determined to be an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and to have accounting or related financial management expertise as required by the NYSE listing standards. The audit committee met nine times during fiscal 2010.

Compensation Committee.    Our compensation committee has responsibility for, among other things:

•	reviewing our compensation practices and policies, including equity benefit plans;

•	reviewing and approving performance and compensation for our chief executive officer, chairman of the board of directors, senior executives and directors;

•	reviewing and consulting with our chief executive officer concerning selection of officers, performance of individual executives and related matters;

•

reviewing and discussing the management disclosures in our “Compensation Discussion and Analysis” and recommending to the board whether such disclosures shall be included in the appropriate regulatory filing;

•

overseeing our stock plans, incentive compensation plans and any such plans that the board may from time to time adopt and exercising all the powers, duties and responsibilities of the board of directors with respect to such plans;

•	preparing a compensation committee report for inclusion in our proxy statement; and

•	reporting regularly to our full board of directors with respect to any issues raised by the foregoing.

Our compensation committee consists of Messrs. Denning, Dzialga, Nayden and Spence. The compensation committee met four times during fiscal 2010. For additional information about the compensation committee’s processes and procedures with respect to the consideration and determination of compensation, see “Compensation Discussion and Analysis” below.

Nominating and Governance Committee.    Our nominating and governance committee has responsibility for, among other things:

•	making recommendations as to the size, composition, structure, operations, performance and effectiveness of our board of directors;

•	establishing criteria and qualifications for membership on our board of directors and its committees;

•	assessing and recommending to our board of directors strong and capable candidates qualified to serve on our board of directors and its committees;

•	developing and recommending to our board of directors a set of corporate governance principles, including independence standards;

•	conducting an annual review and evaluation of our chief executive officer, our board of directors and our board committees;

•	overseeing the succession plans for our chief executive officer and senior management;

•	otherwise taking a leadership role in shaping our corporate governance; and

•	reporting regularly to our full board of directors with respect to any issues raised by the foregoing.

Our nominating and governance committee consists of Messrs. Denning, Nayden and Scott. The nominating and governance committee met twice during fiscal 2010.

Board Leadership Structure and Role in Risk Oversight

The positions of chairman of the board and Chief Executive Officer have historically been separated at Genpact. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board in its exercise of business judgment to promote the long-term interests of our shareholders by providing strategic direction and overseeing management. The Board believes that separating these positions is the appropriate leadership structure for us at this time.

Our management is responsible for risk management on a day-to-day basis. The role of our board and its committees is to oversee the risk management activities of management. The Audit Committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with NYSE requirements, discusses policies with respect to risk assessment and risk management. The Compensation Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Governance Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

Communicating with the Independent Directors

The board of directors will give appropriate attention to written communications that are submitted by shareholders and other interested parties, and will respond if and as appropriate. The nominating and governance committee, with the assistance of the Company’s General Counsel, is primarily responsible for monitoring communications from shareholders and other interested parties and for providing copies or summaries to the other directors as its members consider appropriate. Our non-executive chairman, Mr. Scott, is a member of the nominating and governance committee, a member of the audit committee and also serves as the presiding director at all executive sessions of our non-management directors.

Communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the nominating and governance committee considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company may receive repetitive or duplicative communications.

Shareholders and interested parties who wish to send communications on any topic to the board of directors should address such communications to:

Board of Directors

Genpact Limited

c/o Genpact LLC

105 Madison Avenue, 2nd Floor

New York, New York 10016

Attention: Corporate Secretary

Code of Conduct and Ethics

Our board of directors has adopted a code of ethical business conduct applicable to our directors, officers and employees in accordance with applicable rules and regulations of the SEC and the New York Stock Exchange. The code of ethics is posted on our web site at www.genpact.com under the heading “Investors—Corporate Governance.” We will also provide a copy of the code of ethics to shareholders upon request. We disclose any material amendments to the code of ethics, as well as any waivers for executive officers or directors, on our web site.

Report of the Audit Committee

The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2010 and has discussed these financial statements with our management and independent registered public accounting firm.

The audit committee has also received from, and discussed with, KPMG, our independent registered public accounting firm, various communications that our independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

Our independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. The audit committee has discussed with the independent registered public accounting firm their independence from Genpact.

Based on its discussions with management and the independent registered public accounting firm, and its review of the information provided by management and the independent registered public accounting firm, the audit committee recommended to our board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010.

By the Audit Committee of the Board of Directors

John Barter, Chair

Jagdish Khattar

James C. Madden

Robert G. Scott

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Genpact Limited is a participant, the amount involved exceeds $1,000,000 (or such lower threshold as our audit committee may from time to time determine), and one of our officers, directors, director nominees or 5% shareholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the board’s audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. The audit committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is in the Company’s best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of our annual gross revenues; and a transaction that is specifically contemplated by provisions of our charter or bye-laws.

Shareholders Agreement

The shareholders agreement, as amended, among us, certain affiliates of GE (collectively referred to as GE), General Atlantic, Oak Hill and Wells Fargo & Company (“Wells Fargo”), as successor in interest by merger to Wachovia Corporation, and together with GE, General Atlantic and Oak Hill (the “Shareholders”) provides that GICo, the investment vehicle owned by General Atlantic and Oak Hill, is entitled to nominate four persons to our board of directors, and the Shareholders have agreed to vote their shares to elect such persons. The number of directors that GICo is entitled to appoint is reduced if its ownership in us declines below certain levels and such right ceases if such ownership is below 10% of our outstanding common shares.

In addition, each of the Shareholders is subject to certain restrictions on the transfer of their common shares. GICo, General Atlantic and Oak Hill have agreed not to transfer their shares in us if such transfer would result in a change of control (as defined in the agreement) unless certain conditions are met which require that all outstanding common shares owned by the Shareholders are sold for cash or certain types of marketable securities

(or both), provided that a limited number may be exchanged for equity of, or remain outstanding in, the surviving person in certain circumstances. In the event of certain transfers by GICo, each of GE and Wells Fargo has certain co-sale rights which permit them to sell shares to such transferee on the same terms and conditions.

Subject to the restrictions on GICo and GE set forth in the preceding paragraph, any Shareholder may transfer shares (i) to certain affiliates, subject to the restriction on GICo, General Atlantic and Oak Hill described in the next paragraph and (ii) in a registered offering, a sale pursuant to Rule 144 under the Securities Act, or a sale to a placement agent where an immediate resale pursuant to Regulation S or Rule 144A under the Securities Act is contemplated, subject to certain other limitations.

GE has agreed to grant GICo certain rights of first refusal in the event they desire to transfer shares other than to an affiliate or in a registered offering or a sale pursuant to Rule 144.

The agreement grants the Shareholders certain rights to require us to register for public resale under the Securities Act all common shares that they request be registered. In addition, the agreement grants the Shareholders piggyback rights on any registration for our account or the account of another Shareholder. These rights are subject to certain limitations, including customary cutbacks and other restrictions. In connection with our initial public offering or the other registrations described above, we have and will indemnify any selling Shareholders and we will bear all fees, costs and expenses, except underwriting discounts and selling commissions.

The Agreement also provides certain information rights to the Shareholders and regulates the parties’ conduct concerning corporate opportunities.

Reorganization Agreement

In order to make Genpact Limited the holding company for our business and complete certain other related actions, on July 13, 2007, we entered into a reorganization agreement with the other Shareholders that provided for the Shareholders to exchange their shares in Genpact Global Holdings SICAR S.à.r.l. (“GGH”) and Genpact Global (Lux) S.à.r.l. (“GGL”) for shares of Genpact Limited. The reorganization agreement also provided for the migrations of GGH and GGL from Luxembourg to Bermuda, the assumption by Genpact Limited of stock option plans of GGH and certain other related transactions. GE and GICo also agreed to indemnify us for certain taxes related to GGL.

Our Master Services Agreement with GE

Our Master Services Agreement (“MSA”) with GE is for a term ending December 31, 2016. It can be renewed for a single three-year term upon mutual written agreement with at least twelve months prior written notice. Under the MSA, GE has agreed to purchase a stipulated minimum dollar amount of services or pay us certain costs in lieu thereof. The minimum annual volume commitment is $360 million for each of the nine years beginning January 1, 2005. The annual commitment is then reduced in a phased manner for the final three years of the MSA, with the commitment being $250 million for 2014, $150 million for 2015, and $90 million for 2016. The minimum committed amount is subject to reduction in certain circumstances, including (1) as a result of the termination of any Statements of Work (“SOWs”) by GE for cause, (2) as a result of non-performance of services by us due to certain force majeure events or (3) in certain other circumstances relating to business offered to us by GE that we chose not to perform. In the event that the actual purchased dollar volume for any year falls below the minimum volume commitment, GE has agreed to make certain payments to us. The payments GE is required to pay to us if it does not meet the minimum volume commitment are significantly lower than the amount by which GE’s purchases fall short of that minimum volume commitment. In the event that GE purchases more than the minimum volume commitment in a given year, it is entitled to a limited credit against future shortfalls. In addition, pursuant to the MSA, GE is entitled to include the revenues we receive from certain businesses divested by GE in calculating the minimum annual volume commitment. Our revenues from GE in 2010 were $478.9 million, exceeding by $118.9 million the stipulated minimum annual amount for that year.

Our pricing arrangements with GE vary by SOW and include some time and materials contracts and some fixed price contracts, as well as productivity benefit sharing.

There is no restriction on our ability to provide services to other parties, except that we have agreed not to allow employees who have performed certain software-related services for GE to work on a similar project for companies that GE names in writing as its competitors for a period of 12 months following the completion of such services to GE. We have the right of first opportunity during the term of the MSA to respond to a request for proposal from GE in respect of any business process services that are (1) similar to those already provided to GE, (2) able to be provided by us in India, China, Hungary or Mexico and (3) anticipated to involve an annual purchase dollar volume in excess of $200,000, so long as GE has not previously terminated such services for cause. GE is not prevented from either negotiating or contracting for the outsourcing of services with other parties thereafter.

GE can terminate the MSA for cause, which includes the failure to achieve certain performance standards. GE can also terminate any pre-existing SOW for convenience, but only with a notice period and, in certain cases, the payment of certain amounts. We have agreed to indemnify GE for losses arising from material breaches of any SOW, non-compliance with laws and certain other matters. Our liability is subject to limits in certain cases. In a separate agreement, GE has agreed through December 31, 2009, subject to exceptions, to restrictions on its ability to set up a separate business unit to provide English-language business process services from low-wage countries to certain GE businesses or set up a business that provides outsourcing services from a low-wage country to provide services to third parties.

Our Master Services Agreement with Wells Fargo

Our MSA with Wells Fargo is for a term ending November 30, 2012 and can be renewed by Wells Fargo for a single two-year term. The MSA covers all services to be provided under SOWs and specifies the pricing methodology for all SOWs. We may propose transactional or fixed pricing for new or amended SOWs, but only if such pricing is as favorable to Wells Fargo as the prices computed using the methodology in the MSA. Wells Fargo has agreed to share with us a portion of certain productivity benefits, after certain reimbursements for investments made to facilitate such benefits. Wells Fargo has not agreed to any volume commitment under the MSA. See “—Wells Fargo Securities Purchase Agreement and Ancillary Agreement.”

We are entitled to bid on any business process to be outsourced by Wells Fargo, but Wells Fargo is not required to use our services exclusively. We are obligated to offer Wells Fargo the opportunity to be a pilot client for any advances we have developed in the provision of services substantially similar to the services provided to Wells Fargo. Wells Fargo has agreed not to solicit our employees for 12 months following the termination of the MSA.

Under the MSA, we agree to involve Wells Fargo actively in the selection of employees who perform their services and employees cannot be assigned to certain key positions without Wells Fargo’s consent. We have agreed to pay certain penalties if we do not achieve certain specified milestones while transitioning the work under SOWs or if we do not achieve certain performance levels. Wells Fargo has the right, upon the occurrence of certain force majeure type events and regulatory concerns, to take-over the processes we provide for them. Wells Fargo has the right to benchmark periodically our prices and we must decrease prices if they are found to exceed benchmarked prices beyond certain levels.

Wells Fargo can terminate the MSA or any SOW (1) for cause at any time, (2) in the event of a change of control with six months’ notice and (3) for convenience with at least 180 days’ notice along with the payment of certain costs and charges. Wells Fargo may also terminate the MSA with lesser periods of notice upon the occurrence of certain adverse events or circumstances with respect to us. We have agreed to provide certain services, if so required by Wells Fargo, for up to a year following the termination of any SOW in order to assist with the transition of work back to Wells Fargo. Wells Fargo has agreed to pay certain costs and, in certain circumstances, termination charges, if SOWs are terminated following any extraordinary event that increases or decreases the estimated average monthly usage of resources above a certain limit. Upon termination of the MSA,

Wells Fargo also has the right to purchase, or in certain circumstances lease, any Delivery Centers or equipment used by us to primarily deliver services to them. We have also agreed to indemnify Wells Fargo for losses arising from breaches of any of our representations, warranties and covenants, non-compliance with laws and certain other factors. We are also liable for certain operational losses suffered by Wells Fargo as a direct result of a breach by us of our obligations. Our liability is subject to limits in certain cases.

Wells Fargo Securities Purchase Agreement and Ancillary Agreement

Under the ancillary agreement between us and Wells Fargo dated November 30, 2005, as amended on March 26, 2009, Wells Fargo has agreed that if specified MSA revenue levels are not achieved by December 31, 2011, and certain other criteria are not met, Wells Fargo would make a cash payment to us on January 31, 2012. The amount of the payment depends on the MSA revenue levels at such time as well as the price of our common shares at the time of our initial public offering and the movement of an index comprised of the share prices of certain of our competitors.

Tax Matters Agreement

We are party to a tax matters agreement with two of our shareholders, GICo and GE, relating to a series of transactions we refer to as the “2004 Reorganization,” under which our operations that were formerly conducted through various entities and divisions of GE were reorganized and placed under GGH. Under the tax matters agreement, GE indemnifies us and GICo for certain tax liabilities that arose either prior to the 2004 Reorganization or relating to the 2004 Reorganization.

Master Services Agreement with Carnation Auto

Jagdish Khattar, a director and member of our audit committee, is the Chairman and Managing Director of Carnation Auto India Pvt. Ltd., a private company based in India. Mr. Khattar is also Carnation’s majority shareholder. In October 2009, Genpact entered into a 5-year master services agreement with Carnation to provide business process management services. Our revenues from Carnation in 2010 were approximately $330,000.

INFORMATION ABOUT EXECUTIVE OFFICERS

Background Information

Brief biographies of our executive officers follow. You will find information about their beneficial ownership of common shares on page 7 under the caption “Security Ownership of Certain Beneficial Owners and Management.” All executive officers are appointed by the board of directors. All officers hold office at the discretion of the board.

Name	Age	Position(s)
Pramod Bhasin	59	President, Chief Executive Officer and Director
Mohit Bhatia	46	Chief Financial Officer
N.V. Tyagarajan	50	Chief Operating Officer
Robert Pryor	52	Executive Vice President, Business Development
Patrick Cogny	44	Chief Executive Officer of Genpact Europe
Victor Guaglianone	56	Senior Vice President and General Counsel
Piyush Mehta	42	Senior Vice President, Human Resources

Pramod Bhasin is our President and Chief Executive Officer. Mr. Bhasin founded our business in 1997 while employed by GE. Prior to 1997, he served in various positions at GE, including as Chief Financial Officer for GE Capital’s Corporate Finance Group.

Mohit Bhatia has served as our Chief Financial Officer and Senior Vice President since March 1, 2010. From December 2004 to February 2010 he was the Senior Vice President and Business Leader for our finance and accounting practice. From October 2003 to December 2004 he served as our Chief Financial Officer.

N.V. Tyagarajan has served as our Chief Operating Officer since February 2009. From February 2005 to February 2009, he was our Executive Vice President and Head of Sales, Marketing & Business Development. From October 2002 to January 2005, he was Senior Vice President, Quality and Global Operations, for GE’s Commercial Equipment Finance division. Between 1999 and 2002, he served as our Chief Executive Officer.

Robert Pryor has served as our Executive Vice President and Head of Sales, Marketing & Business Development since February 2009. From January 2007 to January 2009, he was Senior Vice President, Outsourcing Services, for Hewlett Packard Company. Between 2000 and 2006, he served as Chief Executive Officer of Capgemini Americas Outsourcing. From its formation in 2004 through December 2006 he also served as Chief Executive Officer of Capgemini Energy.

Patrick Cogny has served as our Chief Executive Officer of Genpact Europe since 2005. Prior to this, he spent 15 years working for GE in the Healthcare business and in the GE Europe corporate headquarters, in France, the United States and Belgium.

Victor Guaglianone has served as our Senior Vice President, General Counsel & Corporate Secretary since January 2007. From 2004 to 2007, he was senior counsel at Holland & Knight LLP. From 2003 to 2004, he served as a commercial arbitrator for the American Arbitration Association. Prior to 2003, he spent 16 years at GE Capital, most recently as Vice President and Associate General Counsel.

Piyush Mehta has served as our Senior Vice President of Human Resources since March 2005. He has worked for us since 2001 as Vice President of Human Resources.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis section discusses the compensation policies and programs for our Chief Executive Officer (referred to as our CEO), our Chief Financial Officer (referred to as our CFO) and our former CFO and our three next most highly paid executive officers as determined under the rules of the SEC. Such individuals are referred to as our named executive officers.

The primary objectives of our compensation program for our executives, including our named executive officers, are to attract, motivate and retain highly talented individuals who are committed to our core values of leadership, performance, passion, innovation, teamwork, integrity and respect. Our compensation program is designed to reward the achievement of our annual, long-term and strategic goals, such as growing revenues, improving operating margins, improving client satisfaction scores, reducing employee attrition levels and expanding into new geographies and service offerings. It is also designed to align the interests of our executives, including our named executive officers, with those of our shareholders by rewarding performance that exceeds our goals, with the ultimate objective of increasing shareholder value.

Currently, our compensation committee is responsible for reviewing the overall goals and objectives of our executive compensation programs, as well as our compensation plans, and making any changes to such goals, objectives and plans. Our compensation committee bases our executive compensation on the same objectives that guide us in establishing all of our compensation programs:

•	Compensation is based on the individual’s level of job responsibility.

•

Compensation reflects the value of the job in the marketplace. A large part of our operations are based in developing economies where there is significant competition for locally-based top executive talent.

•	Compensation programs are designed to reward performance, both individual and Company.

For 2010, our executive compensation program had three primary components: (a) base salary, (b) annual cash bonus payments, and (c) equity-based compensation. We also provide other benefits and perquisites.

Our compensation committee considers risk when developing our compensation program and believes that the design of our current compensation program does not encourage excessive or inappropriate risk taking. Our base salaries provide competitive fixed compensation, while annual cash bonuses and equity-based awards encourage long-term consideration rather than short-term risk taking.

Our Process

Our compensation committee typically reviews each component of compensation at least every 15 months with the goal of allocating compensation between long-term and currently paid out compensation and between cash and non-cash compensation, and combining the compensation elements for each executive in a manner we believe best fulfills the objectives of our compensation program.

Our compensation committee is responsible for reviewing the performance of each of our executives, including the named executive officers, approving the compensation level of each of our executives, establishing criteria for granting Company options and other equity awards to our executives and other employees and approving such grants. Other than with respect to equity grants, which are made from time to time by our compensation committee, each of these tasks is generally performed annually by our compensation committee.

There are no predetermined individual or corporate performance factors or goals that are used by the compensation committee to establish the amounts or mix of any elements of compensation for the named executive officers. Rather, the Company’s compensation committee, which includes experienced directors who serve as members of the boards and compensation committees of other public companies, works closely with our CEO, discussing with him the Company’s overall performance, the CEO’s own performance and his evaluation of and compensation recommendations for the other named executive officers. From time to time, the compensation committee also seeks the advice and recommendations of an independent compensation consultant, including to benchmark certain components of Genpact’s compensation practices against those of its peers.

The compensation committee then utilizes its judgment and experience in making all compensation determinations. The compensation committee’s determination of compensation levels is based upon what the members of the committee deem appropriate, considering information such as the factors listed above, as well as input from our CEO and information and advice provided by an independent compensation consultant.

Role of CEO in Compensation Decisions.    After the end of the 2010 fiscal year, the compensation committee and the CEO discussed our business performance, his performance and his evaluation of and equity compensation and cash bonus recommendations for the other executive officers and certain other members of senior management. The compensation committee approved the bonuses and equity awards for the executive officers and certain other members of senior management, other than the CEO. The compensation committee, without the CEO present, determined the CEO’s bonus award.

Role of Consultants and Advisors in Compensation Decisions.    The compensation committee has the authority to retain and terminate an independent third-party compensation consultant and to obtain independent advice and assistance from internal and external legal, accounting and other advisors. During 2010, the compensation committee utilized the services of two executive compensation consulting firms, Frederic W. Cook & Co., Inc. (“F. W. Cook”) and Hewitt India (“Hewitt”). Both consultants were engaged by and reported directly to the compensation committee. F.W. Cook did not provide any other services to the Company in 2010. In 2010, in addition to its services for the compensation committee, Hewitt assisted the Company with a review of India market practices with respect to employee benefits.

During 2010, F.W. Cook advised the compensation committee on director compensation matters and share ownership guidelines and Hewitt provided market data on the compensation of selected India-based positions compared to a peer group of comparative companies. The companies used for the comparison included companies in our industry with similar revenue and companies we consider to be competing for the same level of executive talent. The following companies fit either one of those categories and were used in our peer group analysis: Accenture plc, Bharti Airtel Limited, Cognizant Technology Solutions Corporation, ExlService Holdings, Inc., General Electric Company, HSBC Global Resourcing Limited, International Business Machines Corporation, ICICI Bank Limited, Vodafone Group Plc, Patni Computer Systems Limited and Wipro Limited.

The recommendations of Hewitt, including the selection of the peer group, were reviewed with management to provide the most relevant information to the compensation committee. Based on the results of the review, the compensation committee concluded that Genpact’s compensation for its India based named executive officers was reasonable relative to peer benchmarks, and no changes were required.

Compensation Components

Base Salary.    Base salary is provided to ensure that we are able to attract and retain high quality executives. It is intended to provide a fixed level of overall compensation that does not vary annually based on performance or changes in shareholder value, thereby ensuring that our executives can maintain a standard of living commensurate with their skill set and experience. Base salary reflects the experience, knowledge, skills and performance record our executives, including our named executive officers, bring to their positions and the general market conditions in the country in which the executives are located. We have entered into employment agreements with our named executive officers (other than Mr. Bhatia and Mr. Gour) which specify a minimum base salary as described below.

Our compensation committee typically reviews the salaries of our executives, including our named executive officers, at least every 15 months and determines changes in base salaries based on various factors that include the importance of the role in our overall business, performance and potential of the executive, general Company performance and the market practices in the country where the named executive officer is located. In connection with such review, our CEO provides recommendations and rankings of the executives who directly report to him, including our other named executive officers, and the compensation committee considers the CEO’s recommendations in setting base salaries. In 2010, due to continuing economic pressures, the compensation committee determined to delay all salary increments for senior management by 12 months unless a more frequent review was required by local law or applicable employment contract. Accordingly, only Mr. Cogny and Mr. Bhatia received salary increases in 2010; Mr. Cogny because it was required under his employment contract and Mr. Bhatia because he became CFO after Mr. Gour resigned.

In April of 2010, our compensation committee approved an increase in Patrick Cogny’s base salary in accordance with his employment contract. The increase was consistent with the recommendation of our CEO. In awarding a salary increase to Mr. Cogny, the compensation committee took into consideration the region in which the named executive officer was located, keeping in mind the local inflation, cost of living and competition for talent. The compensation committee also considered the Company’s financial results for the 2009 fiscal year, the named executive officer’s contribution to Company performance, the terms of the named executive officer’s employment agreement and the individual performance of the named executive officer.

In March 2010, in connection with his appointment to CFO, Mr. Bhatia’s base salary was increased by 16.5% to Indian rupee 12,911,000 (approximately $280,564).

Pramod Bhasin.    On August 13, 2010, we amended and restated Mr. Bhasin’s employment agreement, dated as of July 26, 2005, as amended on December 24, 2007 and December 30, 2008. The employment agreement specifies that Mr. Bhasin will receive an annual base salary of not less than U.S. $750,000, effective July 1, 2008. The base salary payable to Mr. Bhasin reflects the importance of his role as our chief executive officer. See “—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements With Named Executive Officers.”

Mohit Bhatia.    We generally do not have employment agreements with our employees except in special cases or where required by local law and we do not have an employment agreement with Mr. Bhatia. Mr. Bhatia’s 2010 base salary was Indian rupee 12,911,000 (approximately $280,564).

Vivek Gour.    We did not have an employment agreement with Mr. Gour. Mr. Gour’s 2010 base salary was Indian rupee 13,412,400 (approximately $291,460). Mr. Gour resigned as our CFO effective March 1, 2010 and his last day with the Company was April 30, 2010.

Patrick Cogny.    In October 2008, we entered into an employment agreement with Mr. Cogny in connection with his relocation to Belgium, which replaced a prior agreement with substantially similar terms governed by Romanian law. Mr. Cogny’s agreement specifies that Mr. Cogny will receive an annual base salary of €252,810 (approximately $337,902). In April 2010, Mr. Cogny’s base salary was increased to €284,000 (approximately $380,000). The salary increase was in recognition of Mr. Cogny’s contributions in expanding our European operations. In accordance with Genpact’s practice of reviewing the compensation of executive officers every 15 months, Mr. Cogny is not due for a review of his base salary until July 2011. See “—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements With Named Executive Officers.”

Robert Pryor.    On December 31, 2008, we entered into an employment agreement with Mr. Pryor, pursuant to which we agreed to provide Mr. Pryor with a minimum base salary of $500,000. The base salary payable to Mr. Pryor reflects the importance of his role as our executive vice president, global sales and marketing. In accordance with Genpact’s practice of reviewing the compensation of executive officers every 15 months, Mr. Pryor was due for a review of his base salary in May 2010. However, in 2010, due to continuing economic pressures, the compensation committee determined to delay all salary increments for senior management by 12 months except where required by local law or applicable employment contract. See “—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements With Named Executive Officers.”

N.V. Tyagarajan.    In 2005, we entered into an employment agreement with N.V. Tyagarajan, pursuant to which we agreed to provide Mr. Tyagarajan with a minimum base salary of $300,000. During 2010, the base salary payable to Mr. Tyagarajan was 20,886,400 Indian rupees (approximately $454,000). The base salary payable to Mr. Tyagarajan reflects the importance of his role as our chief operating officer. Mr. Tyagarajan’s salary was last increased in January 2009 and in accordance with Genpact’s practice of reviewing the compensation of executive officers every 15 months, Mr. Tyagarajan was due for a review of his base salary in April 2010. However, due to continuing economic pressures the compensation committee determined to delay all salary reviews for all executive officers by 12 months except where required by local law or applicable employment contract. See “—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements With Named Executive Officers.”

Annual Cash Bonus.    Annual cash bonuses are designed to provide rewards to our executives, including our named executive officers, for their performance during the most recent year. We believe that the immediacy of these cash bonuses, in contrast to our equity grants, which vest over a period of time, provides a significant incentive to our executives towards achieving their respective individual objectives, our Company objectives and our overall long term and strategic goals, such as growing revenues, improving operating margins, reducing employee attrition levels and expanding into new geographies and service offerings. Thus, we believe our cash bonuses are an important motivating factor for our executives, in addition to being a significant factor in attracting and retaining our executives.

Bonuses are generally determined by our compensation committee in January or February following the end of the year and, as with the base salary component, are based on the recommendation and rankings provided by our CEO for all executives other than the CEO. The same factors used to determine base salary, which are described above, are used to determine bonuses for the prior year, with a greater emphasis on the performance of the individual and our Company and less on other factors such as geographic location. For Messrs. Bhasin, Pryor and Tyagarajan, who have employment agreements that specify bonus targets, the compensation committee also takes into consideration the requirements for bonus payments under their agreements, although the compensation committee exercises discretion in determining the appropriate bonus amount. See “—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements with Named Executive Officers.”

As indicated above, the Company’s compensation committee does not use predetermined individual or corporate performance factors or goals to establish compensation levels for the named executive officers. However, in determining 2010 annual cash bonuses for the named executive officers, the compensation committee considered the Company’s 2010 operational and financial performance and each named executive officer’s role in achieving such Company performance. In particular, the compensation committee considered the fact that the Company reduced its annual revenue and adjusted income from operations guidance for 2010 in the third quarter of the year. The compensation committee also noted the Company’s revenue growth of approximately 12.4% in 2010 compared to 2009 and the increase in adjusted income from operations of approximately 2.4% in 2010 compared to 2009. In addition, revenues from the Company’s Global Clients (clients other than the General Electric Company) increased approximately 16.6% over 2009 levels. While Company performance in 2010 was good, it was adversely impacted by the economic environment and less than the Company expected at the beginning of the year. Accordingly, the compensation committee determined that bonuses for all of our named executive officers should be reduced over the bonus paid in the prior year, with the CEO’s bonus being reduced by the greatest amount.

The compensation committee reviewed each individual’s contribution to the Company’s 2010 results in determining bonus payment amounts. The bonuses were decided by the compensation committee for the CEO and each named executive officer while being mindful of the Company performance discussed above as well as individual performance.

Pramod Bhasin.    Pursuant to his employment agreement, Mr. Bhasin is eligible to receive an annual cash bonus equal to 120% of his base salary or such higher amount as determined by the board of directors. Mr. Bhasin’s 2010 bonus payment was $750,000, which is 100% of his base salary. Mr. Bhasin also received the remaining $2,000,000 of the $2,500,000 retention bonus included in his employment agreement in 2010. As the CEO, Mr. Bhasin has responsibility for the entire company, and therefore the compensation committee primarily considered company performance in determining his 2010 bonus. Notwithstanding the Company’s revenue growth in a challenging environment, because the Company reduced its annual revenue and adjusted income from operations guidance in the third quarter of the year, Mr. Bhasin recommended to the compensation committee that his 2010 bonus be reduced to $750,000. After discussion without Mr. Bhasin present, the compensation committee determined that this was appropriate. Due to the scope of Mr. Bhasin’s position, the compensation committee continues to believe that Mr. Bhasin is entitled to a bonus that is materially higher than the other named executive officers.

Mohit Bhatia. Mr. Bhatia’s 2010 bonus payment was $58,673. This represents a decrease of approximately 15% over Mr. Bhatia’s 2009 bonus in local currency. As the CFO, Mr. Bhatia has responsibility for the Company’s financial reporting and in determining Mr. Bhatia’s bonus the compensation committee primarily considered Mr. Bhatia’s contributions to achieving our 2010 financial goals. Notwithstanding Mr. Bhatia’s personal performance, because we reduced our annual revenue and adjusted income from operations guidance in the third quarter of the year, the compensation committee determined that a reduction in Mr. Bhatia’s bonus from the bonus paid in 2009 was appropriate.

Vivek Gour.    Mr. Gour resigned on April 30, 2010 and accordingly received no 2010 bonus payment.

Patrick Cogny.    Mr. Cogny’s 2010 bonus payment was $129,907. This represents a decrease of approximately 15% over Mr. Cogny’s 2009 bonus in local currency. Mr. Cogny has responsibility for European operations so the compensation committee primarily considered the improvement in our European operations in determining his bonus payment. Notwithstanding Mr. Cogny’s personal performance, because the Company reduced its annual revenue and adjusted income from operations guidance in the third quarter of the year, the compensation committee determined that a reduction in Mr. Cogny’s bonus from the bonus paid in 2009 was appropriate.

Robert Pryor.    Mr. Pryor’s employment agreement provides that his target annual bonus will be no less than $500,000. The 2010 bonus payment to Mr. Pryor was $375,000, a decrease of 25% from his 2009 bonus. Mr. Pryor is responsible for all sales and business development of the company and the compensation committee primarily considered the company’s 12% growth in revenues and addition of 76 new clients in 2010 in determining his bonus payment. Notwithstanding Mr. Pryor’s performance in 2010, because we reduced our annual revenue and adjusted income from operations guidance in the third quarter of the year, the compensation committee determined that a bonus that was less than the amount set forth in his employment agreement was appropriate, and Mr. Pryor agreed with this decision.

N.V. Tyagarajan.    Mr. Tyagarajan’s employment agreement provides that his target annual bonus will be equal to 100% of his base salary, subject to a maximum of $500,000. The 2010 bonus payment to Mr. Tyagarajan of approximately $721,000 exceeded the maximum set forth in his employment agreement, and represented a decrease of approximately 25% from his 2009 bonus in local currency. Mr. Tyagarajan has responsibility for the operations of the Company, and therefore the compensation committee primarily considered the performance of our operations in determining his bonus payment. Notwithstanding Mr. Tyagarajan’s excellent personal performance, because the Company reduced its annual revenue and adjusted income from operations guidance in the third quarter of the year, the compensation committee determined that a reduction in Mr. Tyagarajan’s bonus from the bonus paid in 2009 was appropriate. Due to the scope of Mr. Tyagarajan’s position, the compensation committee also determined that a bonus that was materially higher than the other named executive officers was warranted.

Equity-Based Compensation.    Our equity-based compensation program is designed primarily to attract and retain highly qualified individuals, given that competition for talent is high in our industry, and to align the long-term interests of our executives with those of our shareholders. Equity-based compensation is subject to multi-year vesting requirements, which require continued service of our executives in order for them to realize gains.

In March 2010, we granted performance shares to our named executive officers other than the CEO. The compensation committee determined that adding performance shares to Genpact’s equity-based compensation program would strengthen focus on the Company’s operating performance and shareholder value creation, and enhance the retention value of the overall compensation program. The compensation committee initially determined that two performance metrics were appropriate, revenue and EBITDA. At the beginning of 2011, upon further consideration, the compensation committee determined that the appropriate performance metrics with respect to the 2010 performance share grants for the 2011 and 2012 performance periods were revenue and adjusted operating income growth, and the compensation committee amended the 2010 grants accordingly. The decision to change the performance metrics was largely driven by the fact that we provide external annual guidance with respect to revenue and adjusted operating income, not revenue and EBITDA. The compensation committee also concluded that focusing on adjusted operating income growth was more consistent with how we manage our business and would encourage management to focus on reducing capital expenditure and improving infrastructure utilization and free cash flows. The threshold, target and outstanding performance levels were not changed.

In March 2010, we also granted stock options to our executive officers, other than the CEO. Company options align the interests of our employees and our shareholders since options have value only if the Company’s stock price increases. For more details on the performance shares and Company options granted to our named executive officers as of December 31, 2010, see the “—2010 Outstanding Equity Awards at Fiscal Year End” table.

In August 2010, we granted 500,000 performance shares to our CEO that vest in three equal installments of target shares on each of December 31, 2010, December 31, 2011 and December 31, 2012, subject to Mr. Bhasin’s continued employment and the achievement of specified financial performance conditions. As with the March 2010 performance share grants to the other executive officers, the compensation committee initially determined that revenue and EBITDA growth were the appropriate performance metrics for the award. Following its decision in March 2011 to amend the performance metrics for the March 2010 performance share awards to the other executive officers to revenue and adjusted operating income growth, the compensation committee determined that amendments to Mr. Bhasin’s performance share award were appropriate so that he had the same performance metrics as the rest of the executive team. In addition, because Mr. Bhasin’s award vests based on annual performance targets, whereas the performance share awards to the other executive officers vest based on average performance over three years, the compensation committee determined that it was appropriate to amend the 2011 and 2012 performance targets for Mr. Bhasin in light of the Company’s revised outlook on revenue and adjusted operating income growth, and also so that they were consistent with the 2011 and 2012 targets included in the March 2011 performance share grant to the rest of the executive officers. The compensation committee also amended the applicable corresponding threshold, target and outstanding performance levels so that there were consistent with the March 2011 performance shares grants to the rest of the executive officers. At the beginning of 2012, the compensation committee expects to review the 2012 targets set forth in Mr. Bhasin’s performance share award agreement and, as provided in the award agreement, may adjust the 2012 targets at that time to reflect the Company’s current outlook on revenue and adjusted operating income growth.

The compensation committee viewed the amendments to the performance share awards to our CEO and other executive officers as necessary to ensure that the awards continued to serve the purposes for which they were granted, namely to retain key talent in a highly competitive industry and align the long term interests of our executives with those of our shareholders.

Benefits and Perquisites.    We provide other benefits to our named executive officers that are generally available to other employees in the country in which the named executive officer is located. We believe these benefits are consistent with the objectives of our compensation program and allow our named executive officers to work more efficiently. We also provide our named executive officers with certain perquisites which we believe are reasonable and consistent with market trends in the countries in which our named executive officers are located. Such benefits and perquisites are intended to be part of a competitive overall compensation program. For more details on the benefits provided to our named executive officers, see “—2010 Summary Compensation Table” and “—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table.”

Severance Arrangements.    We have entered into agreements with Messrs. Bhasin, Cogny, Pryor and Tyagarajan which provide for certain payments in the event of a termination of employment. We also provide for certain benefits in the event of a termination of employment under the restricted stock unit agreement entered into with Mr. Pryor in 2009. The severance payments and benefits were based on individual negotiations with the executives and are an important part of employment arrangements designed to retain these named executive officers and provide certainty with respect to the payments and benefits to be provided upon certain termination events. The CEO was involved in the individual negotiations with the executives and made recommendations to the compensation committee regarding the severance arrangements. For additional details on these payments and benefits, see “—Potential Payments Upon Termination or Change of Control.”

Change of Control.    While Company options granted to our named executive officers may accelerate upon a change of control, this is not generally a current requirement under our option plans and award agreements. The only named executive officer with current rights to change of control-related payments or benefits is Mr. Bhasin, who receives “single trigger” vesting on his outstanding equity awards (vesting accelerates immediately upon a change of control) and “double trigger” treatment on his severance benefits (benefits are paid only if the change of control is followed by a qualifying termination of Mr. Bhasin’s employment) based on his employment agreement and 2005 option award agreements. In the event of a change in control, the performance shares granted to our named executive officers will convert into a right to receive common shares representing 100% of the target performance shares without regard to performance or a number of common shares based on performance over an abbreviated performance period, depending on when the change in control occurs. These benefits are described in more detail in “—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements with Named Executive Officers—Pramod Bhasin” and “—Potential Payments Upon Termination or Change of Control.”

Equity Grant Practices.    All stock options granted by the Company have an exercise price equal to the closing market price of our stock on the grant date. It is the compensation committee’s policy to grant equity awards only when the trading window applicable to our directors, executive officers and others is open. Option grants are typically approved at our quarterly compensation committee meetings by resolution, and, unless a future effective date is specified because the trading window is closed or some other reason, are effective as of the date of the meeting at which they are approved. The dates for our quarterly compensation committee meetings are generally scheduled months, and sometimes up to a year, in advance. In certain cases option grants to new hires or promoted employees are approved by written consent outside of regularly scheduled compensation committee meetings and are effective as of the latest date a committee member signs the consent. Our compensation committee has delegated limited authority to the CEO and our Senior Vice President of Human Resources to grant options or other forms of equity compensation in between regularly scheduled compensation committee meetings to individuals other than executive officers and directors.

Stock Ownership Guidelines.    We currently do not have any stock ownership guidelines for executives or other employees.

2010 Summary Compensation Table

The following table sets forth information concerning the compensation of our Chief Executive Officer, Chief Financial Officer, our former Chief Financial Officer and the other named executive officers (as defined in “—Compensation Discussion and Analysis”) for the fiscal year ended December 31, 2010.

		Salary ($)	Bonus ($)		Restricted Stock Unit/ Performance Share Awards ($)(1)	Option Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total Compensation ($)
Pramod Bhasin	2010	750,000	2,750,000	(3)	2,764,767	—	212,375	(4)	229,909	(5)	6,707,050
President, Chief Executive Officer and Director(2)	2009	750,000	2,000,000		—	—	266,022		232,349		3,248,371
	2008	703,000	1,500,000		—	—	192,429		227,855		2,623,284

Mohit Bhatia	2010	273,949	58,673		304,688	120,006	12,746	(6)	492	(7)	770,554
Chief Financial Officer(2)

Vivek N Gour	2010	97,153	—		—	—	5,794	(6)	13,458	(8)	116,405
Chief Financial Officer(2)	2009	276,543	93,149		—	—	7,441		415		377,548
	2008	295,302	100,294		—	81,261	8,570		1,039		486,466

N.V. Tyagarajan	2010	453,875	721,457		792,188	225,012	8,818	(6)	25,173	(9)	2,226,523
Chief Operating Officer(2)	2009	430,646	912,703		—	925,774	9,386		23,932		2,302,441
	2008	380,521	810,000		—	—	—		130,262		1,320,783

Robert Pryor	2010	500,000	375,000		219,375	90,005	—		15,816	(10)	1,200,196
Executive Vice President, Global Sales and Marketing	2009	459,615	500,000		1,447,250	1,018,678	—		7,001		3,432,544

Patrick Cogny	2010	375,914	129,907		243,750	90,005			242,093	(11)	1,081,669
Chief Executive Officer of Genpact Europe(2)	2009	379,276	158,858		—	—	—		271,472		809,606
	2008	348,585	153,427		—	176,065	—		568,006		1,246,083

(1)	The amounts shown under this column reflect the dollar amount of the aggregate grant date fair value of equity-based compensation awards granted during the year, calculated in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation—Stock Compensation, or FASB ASC Topic 718, pursuant to our 2007 Omnibus Incentive Compensation Plan. The aggregate grant date fair value of the performance share awards included for each applicable fiscal year is calculated in accordance with FASB ASC Topic 718, based on the probable outcome of the attainment of one or more pre-established performance objectives. Assumptions used in the calculation of these amounts are included in Note 20 “Share-based compensation” to our audited consolidated financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K. In accordance with the rules promulgated by the SEC in December 2009, the amounts shown for awards with performance based vesting conditions exclude the impact of estimated forfeiture and amounts shown for awards with service based vesting conditions do not exclude the impact of estimated forfeitures. With respect to the performance share awards, assuming maximum performance is achieved, the aggregate grant date fair value would be adjusted as follows:

Name	Year	Grant Date Fair Value Based on Maximum Achievement ($)
Pramod Bhasin	2010	6,969,993
Mohit Bhatia	2010	609,375
N.V. Tyagarajan	2010	1,584,375
Robert Pryor	2010	438,750
Patrick Cogny	2010	487,500

(2)	Certain payments to Messrs. Bhasin, Bhatia, Cogny, Gour and Tyagarajan were made using foreign currency. The following foreign exchange rates were used to calculate amounts in the above table for these named executive officers:

Mr. Bhasin: US$1/ 0.0217306 INR in 2010, US$1/0.02062 INR in 2009 and US$1/0.02331 INR in 2008, with respect to amounts under the “All Other Compensation” column.

Mr. Bhatia: US$1/ 0.0217306 INR in 2010, with respect to all amounts other than with respect to the “Option Awards” columns.

Mr. Gour: US$1/ 0.0217306 INR in 2010, US$1/0.02062 INR in 2009 and US$1/0.02331 INR in 2008, with respect to all amounts other than with respect to the “Option Awards” columns.

Mr. Tyagarajan: US$1/ 0.0217306 INR in 2010 and US$1/0.02062 INR in 2009, with respect to all amounts other than with respect to the “Option Awards” columns and US$1/0.02331 INR in 2008, with respect to all amounts after August 1, 2008 other than with respect to the “Option Awards” and “Bonus” columns.

Mr. Cogny: US$1/1.3365833 Euro in 2010,US$1/1.38929 Euro in 2009 and US$1/1.47138 Euro in 2008, with respect to all amounts other than with respect to (a) the “Option Awards” column, and (b) tax equalization payments which were made in Hungarian forints and calculated using an exchange rate of US$1/0.00586 HUF in 2008.

(3)	The amount shown represents the following: (a) $750,000 annual cash bonus for the year ended December 31, 2010; and (b) $2,000,000 retention bonus under Mr. Bhasin’s employment agreement.

(4)	The amount shown represents the change in pension value with respect to Mr. Bhasin’s retirement benefits under his employment agreement. See “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Named Executive Officers” and “—Potential Payments Upon Termination or Change of Control.”

(5)	The amount shown consists of the following payments and benefits to Mr. Bhasin: (a) $9,800 for our matching contribution to our 401(k) plan and a $15,328 contribution to our tax-qualified defined contribution profit sharing plan; (b) $63,244 for Leadership Life Insurance Plan premiums; (c) $7,632 for reimbursements relating to maintenance and utility payments in connection with Mr. Bhasin’s housing; (d) $60,000 for reimbursements related to his primary residence as provided in his employment agreement; (e) $23,140 for reimbursement of expenses relating to security personnel; (f) $18,014 for reimbursement of expenses relating to Mr. Bhasin’s automobile and driver; (g) $8,660 for executive life and other insurance premiums; and (h) $24,091 in fees relating to analysis of certain Indian tax matters.

(6)	The amount shown represents the change in pension value with respect to Mr. Bhatia’s, Mr. Gour’s and Mr. Tyagarajan’s Gratuity Plan benefit, which is required to be provided to all employees in India pursuant to Indian law. Assumptions used in the calculation of this amount are included in Note 19 “Employee benefit plans” to our audited consolidated financial statements for the fiscal year ended December 31, 2010, included in our Annual Report on Form 10-K. See also “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

(7)	The amount shown consists of $492 for life insurance and other insurance plan premiums for Mr. Bhatia.

(8)	The amount shown consists of $13,458 for the leave encashed upon exit and prorated life insurance for Mr. Gour.

(9)	The amount shown consists of the following payments and benefits to Mr. Tyagarajan: (a) $24,681 for expenses relating to Mr. Tyagarajan’s automobile; and (b) $492 for life and other insurance plan premiums.

(10)	The amount shown consists of the following payments and benefits to Mr. Pryor: (a) $9,800 for our matching contribution to our 401(k) plan; (b) $3,300 for executive life insurance premiums; and (c) $2,716 paid for medical insurance premiums.

(11)	The amount shown consists of the following payments and benefits to Mr. Cogny: (a) $94,655 for reimbursement of housing related expenses including taxes thereon; (b) $78,725 for reimbursement of tuition expenses for Mr. Cogny’s children including taxes thereon; (c) $20,850 for reimbursement of automobile-related expenses including taxes; and (d) $47,863 for payments towards medical and health insurance premiums and retirement benefits including taxes thereon.

2010 Grants of Plan-Based Awards

The following table provides certain information regarding equity-based awards granted to our named executive officers during the fiscal year ended December 31, 2010. These awards were granted under the 2007 Omnibus Incentive Compensation Plan. There were no grants under any non-equity incentive plans to any of our named executive officers for the year ended December 31, 2010. Mr. Gour resigned effective March 31, 2010 and was not granted any equity awards in the fiscal year ended December 31, 2010.

Name	Grant Date	Threshold (#)	Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)	Maximum (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Pramod Bhasin	8/13/2010	166,666	333,333	499,999			2,764,767
Mohit Bhatia	3/12/2010	12,500	25,000	37,500			304,688
Mohit Bhatia	3/12/2010				24,000	16.25	120,006
Patrick Cogny	3/12/2010	10,000	20,000	30,000			243,750
Patrick Cogny	3/12/2010				18,000	16.25	90,005
Robert Pryor	3/12/2010	9,000	18,000	27,000			219,375
Robert Pryor	3/12/2010				18,000	16.25	90,005
N.V. Tyagarajan	3/12/2010	32,500	65,000	97,500			792,188
N.V. Tyagarajan	3/12/2010				45,000	16.25	225,012

(1)	The exercise price is the NYSE closing price of our common shares on the date of grant.

(2)	Represents the grant date fair value of each stock option or performance share award granted during the fiscal year ended December 31, 2010, calculated in accordance with FASB ASC Topic 718. The aggregate grant date fair value of each performance share award is calculated in accordance with FASB ASC Topic 718, based on the probable outcome of the attainment of one or more pre-established performance objectives. Assumptions used in the calculation of these amounts are included in Note 20 “Share-based compensation” to our audited consolidated financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K. In accordance with rules promulgated by the SEC in December 2009, the amounts shown for awards with performance based vesting conditions exclude the impact of estimated forfeiture and amount shown for awards with service based vesting conditions do not exclude the impact of estimated forfeitures.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements with Named Executive Officers

Below are descriptions of the material terms of our employment agreements with our named executive officers.

Pramod Bhasin.    In August 2010, we amended and restated Mr. Bhasin’s employment agreement with the Company dated as of July 26, 2005, as amended on December 24, 2007 and December 30, 2008. The employment agreement was amended to (i) reflect a grant to Mr. Bhasin of restricted share units covering a target number of 500,000 common shares of the Company, (ii) bring the payment provisions applicable to his special pension benefit into compliance with Section 457A of the Internal Revenue Code, (iii) condition the payment of a pro rata bonus upon certain terminations of employment on achievement of the performance goals related to the bonus and (iv) make certain other revisions.

The employment agreement specifies that Mr. Bhasin will receive an annual base salary of not less than U.S. $750,000, effective July 1, 2008. Mr. Bhasin is entitled to benefits, perquisites and fringe benefits that are no less favorable than the benefits and perquisites provided to our other senior executives and up to $60,000 in annual reimbursement for costs related to his primary residence in addition to reimbursement for certain other personal costs, such as telephone charges. Mr. Bhasin is also entitled to relocation expense reimbursement and four weeks’ vacation.

Pursuant to the terms of Mr. Bhasin’s original employment agreement, in September 2005, Mr. Bhasin purchased 535.045 interests of Genpact Management Investors, LLC at the per interest price of $1,869, for a total purchase price of $1,000,000. Prior to our initial public offering, Genpact Management Investors, LLC held shares in us indirectly through the investment vehicle of our major shareholders. The 317,255 Genpact shares owned indirectly by Mr. Bhasin through Genpact Management Investors, LLC were distributed to Mr. Bhasin in 2009 and sold by Mr. Bhasin in 2010.

Pursuant to the terms of his original employment agreement, Mr. Bhasin also received 3,618,000 Company options. Of these, 3,165,750 Company options were subject to time-based vesting and the remaining 452,250 Company options were subject to performance-based vesting (the “performance options”). The Company options were granted on July 26, 2005 and were fully vested as of January 1, 2010. Mr. Bhasin’s employment agreement also provided that Mr. Bhasin was eligible for a retention bonus. The retention bonus was payable on January 1, 2010 in an amount equal to the product of $2,500,000 and a vested percentage, which began at 0% on January 1, 2005 and increased by 5% every three months thereafter until it reached 100% on January 1, 2010. The retention bonus has been paid to Mr. Bhasin.

For purposes of Mr. Bhasin’s employment agreement, the term “good reason” means reducing the nature or scope of Mr. Bhasin’s authorities or duties, reduction in base salary, target bonus or fringe benefits or requiring Mr. Bhasin to report to any person other than our board of directors, which has not been cured by us within 30 days following notice by Mr. Bhasin.

In the event of a termination of his employment, Mr. Bhasin will receive various payments and benefits pursuant to his employment agreement. Following the termination of Mr. Bhasin’s employment for any reason, including for cause (as defined in his employment agreement) Mr. Bhasin is entitled to a five-year sum certain joint life and survivor annuity benefit in the annual amount of $190,000 per year commencing on the earliest of (A) Mr. Bhasin’s separation from service with the Company that occurs on or after his obtaining age 60, (B) Mr. Bhasin’s death or disability and (C) Mr. Bhasin’s attaining age 65. In addition, he is entitled to a lump sum payment in an amount equal to the sum of (I) any earned but unpaid base salary through the date of termination, (II) any earned but unpaid bonus for any fiscal year preceding the fiscal year in which the termination occurs and (III) the dollar value of all accrued but unpaid vacation. If Mr. Bhasin’s employment terminates due to his death or disability, Mr. Bhasin or his estate, as applicable, will receive a pro-rated bonus for the fiscal year of termination. If Mr. Bhasin’s employment is terminated by Mr. Bhasin voluntarily, he will receive a pro-rated bonus for the fiscal year of termination. Such payments would be made in lump sum following termination.

If Mr. Bhasin’s employment is terminated by us without cause (as defined in the employment agreement) or by Mr. Bhasin for good reason, Mr. Bhasin is entitled to a lump sum payment, within 60 days of such termination, of an amount equal to the sum of (I) any earned but unpaid base salary through the date of termination, (II) any earned but unpaid bonus for any fiscal year preceding the fiscal year in which the termination occurs, (III) a pro-rated bonus for the year in which the termination occurs and (IV) the dollar value of all accrued and unused vacation. In addition, Mr. Bhasin is entitled to payment of an amount equal to the sum of two times Mr. Bhasin’s then current base salary and two times the annual bonus received for the fiscal year preceding the fiscal year in which the termination occurs. In addition, we will continue to provide Mr. Bhasin and his dependents with health benefits at the same level of coverage and benefits as is provided to our US-based senior executives for two years following the date of termination, or if such continuation is not permitted under the relevant plans, an amount in cash (after tax) equal to the amount necessary to provide Mr. Bhasin with such health benefits.

Mr. Bhasin’s payments upon termination of employment described above are subject to his execution of a release. The release would also be executed by us and release Mr. Bhasin from any claims by us relating to Mr. Bhasin’s employment or services other than claims based on acts or omissions of Mr. Bhasin that involve fraud or which are not known to the non-employee directors on the date of such release. The release also includes a mutual non-disparagement provision.

Under his employment agreement, for one year after the termination of his employment, Mr. Bhasin is not permitted to engage in or carry on, directly or indirectly, any enterprise, whether as an advisor, principal, agent, partner, officer, director, employee, shareholder (other than certain minor passive ownership), associate or consultant to any of a specified group of five companies or any successor of any such entity, which group may be amended annually by our board of directors so long as the number of entities does not exceed five. In addition, for two years after his termination of employment, Mr. Bhasin is not permitted knowingly to (a) attempt to influence, persuade or induce or assist any other person in so doing, any of our employees or independent contractors to give up, or to not commence, employment or a business relationship with us, (b) unless otherwise contrary to law, directly or indirectly, through direction to any third party, hire or engage, or cause to be hired or engaged, any person who is or was one of our employees or independent contractors or (c) attempt to influence, persuade or induce, or assist any other person in so doing, any of our agents, consultants, vendors, suppliers or clients to give up or not commence, a business relationship with us.

N.V. Tyagarajan.    We entered into an employment agreement with N.V. Tyagarajan on September 21, 2005. The employment agreement has an indefinite term and may be terminated by us or Mr. Tyagarajan or due to Mr. Tyagarajan’s death or disability, subject to the termination provisions described below. The employment agreement provides for an annual base salary of not less than $300,000 and a target bonus of 100% of annual base salary, capped at $500,000. For 2010, as discussed in the “Compensation Discussion and Analysis,” the compensation committee awarded a bonus in excess of the maximum provided in the employment agreement in recognition of Mr. Tyagarajan’s outstanding individual performance. Mr. Tyagarajan is entitled to benefits and perquisites generally available to our other senior executives and is entitled to four weeks vacation and automobile perquisites.

Under his employment agreement, Mr. Tyagarajan received 904,500 Company options on July 26, 2005.

If Mr. Tyagarajan’s employment is terminated by us for cause (as defined in his employment agreement) or if Mr. Tyagarajan terminates his employment for any reason, for one year following such termination, Mr. Tyagarajan may not engage in or carry on, directly or indirectly, any enterprise, whether as an advisor, principal, agent, partner, officer, director, employee, shareholder, associate or consultant for or on behalf of any of a specified group of five companies. If Mr. Tyagarajan’s employment is terminated by us without cause, he will be entitled to a lump sum cash payment equal to 50% of his base salary in effect on the date of termination, in addition to any earned but unpaid base salary and bonus, and will be subject to the above-described restriction for six months following his termination. In addition, under his employment agreement, Mr. Tyagarajan may not, for thirty-six months following the termination of his employment, (a) directly or indirectly solicit any person who is on the date of Mr. Tyagarajan’s termination our employee or independent contractor, (b) attempt to influence, persuade or induce, or assist any other person in doing so, any entity that is on the date of his termination a client of ours to give up or not commence, a business relationship with us or (c) directly or indirectly solicit for business or corporate opportunity any entity that is one of our clients on the date of his termination.

Patrick Cogny.    In October 2008, we entered into an employment agreement with Mr. Cogny under Belgian law in connection with Mr. Cogny’s relocation to Belgium and his appointment as a director and branch manager of Genpact Onsite Services Inc., a Delaware corporation that is a wholly-owned subsidiary of Genpact. The 2008 employment agreement replaces a prior agreement with substantially similar terms governed by Romanian law.

Among other provisions, Mr. Cogny’s agreement specifies that Mr. Cogny will receive an annual gross basic salary of €252,810. The agreement provides for certain tax free allowances and benefits, including reimbursement for housing costs up to a maximum of €48,000 per year and a school allowance for Mr. Cogny’s children up to €62,000 per year, and use of a company car. In addition, if Mr. Cogny is terminated, except for a serious breach of the employment agreement, serious misconduct or serious negligence, he will receive a one-time payment equal to ten months of his base salary.

Robert Pryor.    We entered into an employment agreement with Robert Pryor on December 31, 2008, with Mr. Pryor’s employment with the Company commencing on January 15, 2009. The employment agreement has an indefinite term and may be terminated by us or Mr. Pryor or due to Mr. Pryor’s death or disability, subject to the termination provisions described below. The employment agreement provides for an annual base salary of not less than $500,000 and a target bonus of $500,000. Mr. Pryor is entitled to benefits and perquisites generally available to our other U.S. based senior executives as well as 25 days vacation annually. Under his employment agreement, Mr. Pryor received 320,000 Company options and 175,000 restricted share units on February 2, 2009.

If Mr. Pryor’s employment is terminated by us for cause (as defined in his employment agreement) or if Mr. Pryor terminates his employment for any reason, for one year following such termination, Mr. Pryor may not engage in or carry on, directly or indirectly, any enterprise, whether as an advisor, principal, agent, partner, officer, director, employee, shareholder, associate or consultant for or on behalf of any of a specified group of five companies. If Mr. Pryor’s employment is terminated by us without cause, he will be entitled to a lump sum cash payment equal to 75% of his base salary in effect on the date of termination, in addition to any earned but unpaid base salary. In addition, if Mr. Pryor’s employment is terminated by us without cause and he elects to continue to receive health insurance pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), Mr. Pryor will be entitled to an amount equal to his COBRA premiums through the earlier of (i) the date he secures new employment or (ii) nine months from the date of his termination. In addition, under his employment agreement, Mr. Pryor may not, for twenty-four months following the termination of his employment, (a) directly or indirectly solicit any person who is on the date of Mr. Pryor’s termination our employee or independent contractor or an employee or independent contractor of any Affiliate (as defined in his employment agreement) of ours, (b) attempt to influence, persuade or induce, or assist any other person in doing so, any entity that is on the date of his termination a client or customer of ours, or of any Affiliate of ours, to give up or not commence, a business relationship with us or (c) directly or indirectly solicit for business or corporate opportunity any entity that is one of our clients or customers on the date of his termination.

Other Named Executive Officers.    We do not have an employment agreement with Mr. Bhatia and we did not have an employment agreement with Mr. Gour.

2007 Omnibus Incentive Compensation Plan

We adopted our 2007 Omnibus Incentive Compensation Plan, or the 2007 Plan, on July 13, 2007.

Stock Options.    The exercise price for options granted in 2010 was equal to the fair market value of our common shares on the grant date. The options granted to our executives in 2010 vest ratably over a four year period beginning on the first anniversary of grant. We did not grant any options to our directors in 2010.

Restricted Share Units.    The restricted share units granted to our directors in 2010 vest on August 12, 2011.

Performance Share Awards.    The target performance shares granted to our named executive officers other than our CEO in 2010 will convert into actual common shares of the Company based on the Company’s attainment of certain performance goals measured over the three-year period beginning January 1, 2010 and ending December 31, 2012 and the individual’s continued service with the Company through that period. The actual number of common shares of the Company into which the target performance shares may convert will be calculated by multiplying the number of target performance shares by a performance percentage ranging from 0% to 150% based on the attained level of Company performance as measured in terms of the following performance criteria: (a) the Company’s three year average revenue growth and (b) the Company’s EBITDA growth for 2010 and two year average growth in adjusted income from operations for 2011 and 2012. For each goal, there are three designated levels of attainment. If performance for either metric is below the threshold, no payout will occur.

The target performance shares granted to our CEO in 2010 will convert into actual common shares of the Company based on the Company’s attainment of certain performance goals for the performance periods beginning on January 1, 2011 and ending on December 31, 2011 and beginning on January 1, 2012 and ending on December 31, 2012. The performance targets for the performance shares scheduled to vest on December 31, 2010 were not achieved and no shares were issued. The actual number of common shares into which the target shares may convert will be calculated by multiplying the number of target shares by a performance percentage ranging from 0% to 150% based on the attained level of Company performance as measured in terms of the Company’s revenue growth and adjusted income from operations growth for the applicable performance period. If performance for either metric is below the threshold, no payout will occur.

The compensation committee has the right to exercise negative discretion and reduce the number of shares that vest on each vesting date (other than vesting in connection with a change of control, death or termination) by up to 10% based on the committee’s assessment of the following goals to be achieved by Mr. Bhasin: (i) development of succession plans for senior management of the Company reasonably satisfactory to the Board; (ii) development and pursuit of a strategy for inorganic growth, including through acquisitions, joint ventures or other strategic transactions; (iii) further development and execution on the Company’s Smart Enterprise Processes (SEPsm) strategy and (iv) continued attraction and retention of world class talent.

Change of Control.    Pursuant to the 2007 Plan, unless otherwise provided in an individual award agreement, in the event of a change of control of our company, the board of directors may provide that existing awards be assumed, substituted or continued. If the board of directors does not make such provision:

•	any options and SARs outstanding as of the date the change of control is determined to have occurred will become fully exercisable and vested, as of immediately prior to the change of control;

•

all performance units and cash incentive awards will be paid out as if “target” performance levels had been attained, but pro rated based on the portion of the performance period that elapses prior to the change of control; and

•

all other outstanding awards will automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto will lapse as of immediately prior to such change of control.

Unless otherwise provided pursuant to an award agreement, a change of control is defined to mean any of the following events, generally:

•	during any period of twenty-four consecutive months, a change in the composition of a majority of our board of directors that is not supported by a majority of the incumbent board of directors;

•	the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of our assets;

•	the approval by our shareholders of a plan of our complete liquidation or dissolution; or

•

an acquisition by any individual, entity or group (other than General Atlantic Partners (Bermuda) L.P., Oak Hill Capital Partners (Bermuda), L.P. or GE Capital International (Mauritius) or any of their respective affiliates) of beneficial ownership of a percentage of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors that is equal to or greater than 20%.

Retirement Benefits

We provide our employees in the United States, including our CEO, with a tax-qualified defined contribution 401(k) plan, pursuant to which employees may elect to defer pre-tax salary amounts up to the limits set by the Internal Revenue Code. We match 100% of the first 4% of salary deferred by our employees under the 401(k) plan. Pursuant to our employment agreement with Mr. Bhasin, following the termination of his employment for any reason, he is entitled to a five-year sum certain joint life and survivor annuity benefit in the annual amount of $190,000 per year commencing on the earliest of (A) Mr. Bhasin’s separation from service with the Company that occurs on or after his obtaining age 60, (B) Mr. Bhasin’s death or disability and (C) Mr. Bhasin’s attaining age 65. We maintain a Gratuity Plan, which is a defined benefit plan required to be provided to all Indian employees by applicable law, including Mr. Tyagarajan. In addition, in India, we maintain a Superannuation Plan, which is a defined contribution plan under which we do not make any employer contributions, and a Provident Fund Plan which is a defined contribution plan required under applicable law.

We do not provide retirement benefits to our other named executive officers.

2010 Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding each outstanding equity award held by each of our named executive officers as of December 31, 2010. Mr. Gour did not hold any outstanding equity awards as of December 31, 2010.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Shares, Units or Other Rights That Have Not Vested ($)(1)
Pramod Bhasin	2,850,750	—	3.44	7/26/2015	—	—	—	—	(2)
Pramod Bhasin	452,250	—	3.44	7/26/2015	—	—	—	—	(3)
Pramod Bhasin	241,200	482,400	16.13	5/29/2017	—	—	—	—	(4)
Pramod Bhasin	—	—	—	8/12/2020			166,666	2,533,323	(5)
Mohit Bhatia	43,125	—	3.44	7/26/2015	—	—	—	—	(6)
Mohit Bhatia	30,150	60,300	16.13	4/20/2017	—	—	—	—	(7)
Mohit Bhatia	24,000	36,000	7.18	12/15/2018	—	—	—	—	(8)
Mohit Bhatia	—	24,000	16.25	3/11/2020	—	—	—	—	(9)
Mohit Bhatia	—	—	—	3/11/2020	—	—	25,000	380,000	(10)
N.V. Tyagarajan	594,500	—	3.44	7/26/2015	—	—	—	—	(11)
N.V. Tyagarajan	120,600	241,200	16.13	4/20/2017	—	—	—	—	(7)
N.V. Tyagarajan	50,000	200,000	10.80	5/7/2019	—	—	—	—	(12)
N.V. Tyagarajan	—	45,000	16.25	3/11/2020	—	—	—	—	(9)
N.V. Tyagarajan	—	—	—	3/11/2020	—	—	65,000	988,000	(10)
Patrick Cogny	42,210	84,420	16.13	4/20/2017	—	—	—	—	(7)
Patrick Cogny	26,000	39,000	7.18	12/15/2018	—	—	—	—	(8)
Patrick Cogny	—	18,000	16.25	3/11/2020	—	—	—	—	(9)
Patrick Cogny	—	—	—	3/11/2020	—	—	20,000	304,000	(10)
Robert Pryor	64,000	256,000	8.27	2/2/2019	—	—	—	—	(13)
Robert Pryor	—	18,000	16.25	3/11/2020	—	—	—	—	(9)
Robert Pryor	—	—	—	2/2/2019	175,000	2,660,000	—	—	(14)
Robert Pryor	—	—	—	3/11/2020	—	—	18,000	273,600	(10)

(1)	Represents the aggregate market value of the shares subject to the award calculated using the NYSE closing price of a Genpact share on December 31, 2010.

(2)	These Company options were granted on July 26, 2005, and were fully vested as of January 1, 2010.

(3)	Mr. Bhasin was granted 452,250 Company options under the Company Stock Plans on July 26, 2005 that were subject to performance-based vesting conditions (the “Company performance options”). The Company performance options were fully vested as of January 1, 2010.

(4)	These Company options were granted on May 29, 2007, and vest with respect to thirty-three percent (33.33%) on December 31, 2010, thirty-three percent (33.33%) on December 31, 2011 and thirty-three percent (33.34%) on December 31, 2012.

(5)	This Company performance share award was granted on August 13, 2010 and vests in three (3) equal installments of target shares on each of December 31, 2010, December 31, 2011 and December 31, 2012, in each case provided that Mr. Bhasin is both (i) in employment or service with the Company or an affiliate through each applicable date and (ii) the Company achieves specified financial performance conditions as set forth in Mr. Bhasin’s RSU Award Agreement. The performance conditions for 2010 were not satisfied and accordingly 166,666 target shares were forfeited. See “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Named Executive Officers” for a description of these provisions.

(6)	These Company options were granted on July 26, 2005, and were fully vested as of January 1, 2010.

(7)	These Company options were granted on April 20, 2007, and vest with respect to thirty-three percent (33.33%) on December 31, 2010, thirty-three percent (33.33%) on December 31, 2011 and thirty-three percent (33.34%) on December 31, 2012.

(8)	These Company options were granted on December 15, 2008, and vest with respect to 20% on December 1, 2009, 20% on December 1, 2010, 20% on December 1, 2011, 20% on December 1, 2012 and 20% on December 1, 2013.

(9)	These Company options were granted on March 12, 2010, and vest with respect to 25% on February 1, 2011, 25% on February 1, 2012, 25% on February 1, 2013 and 25% on February 1, 2014.

(10)	These Company performance share awards were granted on March 12, 2010. The actual number of common shares of the Company into which the target performance shares may convert will be calculated by multiplying the number of target performance shares by a performance percentage ranging from 0% to 150% based on the attained level of Company performance as measured in terms of the criteria set forth in the performance share award agreement.

(11)	These Company options were granted on July 26, 2005, and were fully vested as of February 7, 2010.

(12)	These Company options were granted on May 7, 2009 and vest with respect to 20% on May 1, 2010, 20% on May 1, 2011, 20% on May 1, 2012, 20% on May 1, 2013 and 20% on May 1, 2014.

(13)	These Company options were granted on February 2, 2009, and vest with respect to 20% on February 1, 2010, 20% on February 1, 2011, 20% on February 1, 2012, 20% on February 1, 2013 and 20% on February, 2014.

(14)	These restricted share units were granted on February 2, 2009 and vest with respect to 50% on February 2, 2011 and 50% on February 2, 2012.

2010 Option Exercises

The following table provides information regarding all Company options exercised by each of our named executive officers during the fiscal year ended December 31, 2010. No share awards to our named executive officers vested in 2010.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Mohit Bhatia	15,000	179,091
Patrick Cogny	38,894	355,273
Vivek N. Gour	55,900	622,462
N.V. Tyagarajan	200,000	2,410,521

(1)	Represents the price at which shares acquired upon exercise of the options were sold, net of the exercise price paid for acquiring the shares

2010 Pension Benefits

The chart below provides information on certain pension benefits provided to our named executive officers for the fiscal year ended December 31, 2010.

Name	Plan Name	Number of Years Credited Service (#)	Present Value Accumulated Benefit ($)		Payments during last fiscal year ($)
Pramod Bhasin	Employment Agreement with Mr. Bhasin	6	989,379	(1)	—

N.V. Tyagarajan	Gratuity Plan for Indian Employees	2.42	18,709	(2)	—

Mohit Bhatia	Gratuity Plan for Indian Employees	11.45	62,401	(2)	—

Vivek Gour	Gratuity Plan for Indian Employees	8.68	55,094	(2)	55,094

(1)	The accumulated benefit is based on a five-year sum certain joint life and survivor annuity benefit in the annual amount of $190,000 per year payable to Mr. Bhasin under his employment agreement. The present value has been calculated based on the following assumptions: (a) an annual discount rate of 3.57% and (b) a retirement age of 65.

(2)	We are required to provide all Indian employees with benefits under a Gratuity Plan, which is a defined benefit plan. Assumptions used in the calculation of this amount are included in note 19 “Employee benefit plans” to our audited consolidated financial statements for the fiscal year ended December 31, 2010, included in our Annual Report on Form 10-K.

Nonqualified Deferred Compensation

We do not provide our named executive officers with any nonqualified deferred compensation.

Potential Payments Upon Termination or Change of Control

Below is a description of the potential payments and benefits that would be provided to our named executive officers upon termination of their employment or a change of control under their employment agreements and award agreements under the Company Stock Plans.

Employment Agreements with Named Executive Officers

Pramod Bhasin, Patrick Cogny, Robert Pryor and N.V. Tyagarajan

We have entered into agreements with Messrs. Bhasin, Cogny, Pryor and Tyagarajan which provide for certain payments and benefits to be paid to each upon certain terminations of employment. See “—Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Agreements with Named Executive Officers” for a description of these provisions.

Company Stock Plans

Under the equity compensation plans utilized by us prior to the adoption of the Genpact Limited 2007 Omnibus Incentive Compensation Plan (the “2007 Plan,” and together with all prior plans, the “Company Stock Plans”), upon the occurrence of a change of control (as defined below) or dissolution or liquidation, our board of directors may provide that all Company options will become immediately exercisable. Our board of directors may also, upon at least ten days’ advance notice, cancel any outstanding Company options and pay to the holders of such Company options, in cash or shares, the value of such Company options based upon the price per share received by our other shareholders in the event of a change of control. Our obligations under the Company Stock Plans will be binding upon any successor corporation or organization. The Company Stock Plans require that we make appropriate provisions to preserve optionees’ rights under the Company Stock Plans including, where it is intended that Company options survive a change of control, by requiring that outstanding Company options be assumed or that substantially equivalent options be substituted for our outstanding Company options. The term “change of control” for purposes of our Company Stock Plans, other than the 2007 Plan, is defined as the following: (a) the acquisition by any person or entity (other than General Atlantic, Oak Hill or GE Capital International (Mauritius) or any of their respective affiliates (referred to for purposes of this definition as the “Investors”), directly or indirectly, of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of our directors, including, without limitation, as a result, in whole or part, by reason of a sale or other disposition by General Atlantic, Oak Hill or any of their respective affiliates of their direct or indirect interest in GICo and/or GGL) or any successor entities; (b) any merger, consolidation, reorganization, recapitalization, tender or exchange offer or any other transaction with or affecting us, GICo and/or GGL as a result of which a person or entity other than an Investor owns after such transaction, directly or indirectly, more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of our directors; or (c) the sale, lease, exchange, transfer or other disposition to any person or entity, other than an Investor, of all or substantially all, of our assets and our consolidated subsidiaries.

Generally, except as described below, our Company option award agreements with our named executive officers do not provide for accelerated vesting upon a termination of employment. Mr. Bhasin had accelerated vesting rights with respect to the 3,165,750 Company options granted to him on July 26, 2005 and his Company performance options, but as these options became fully vested in accordance with their terms as of January 1, 2010, the accelerated vesting provisions are no longer applicable.

In the event Mr. Bhasin’s employment is terminated due to death or disability, by us without cause or by Mr. Bhasin for good reason, all his vested Company options and his Company performance options will continue to be exercisable for three years. In the event of a termination by Mr. Bhasin without good reason, all his vested Company options and his Company performance options will be exercisable for 90 days following termination. In the event of termination by us for cause, all his vested and unvested options will terminate.

Our restricted stock unit agreement with Mr. Pryor provides for accelerated vesting in the event Mr. Pryor is terminated by us without cause.

Termination and Change of Control Potential Payments and Benefits Table

The amounts included in the table below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. The amounts indicated are based on the payments and benefit that would have been incurred by the Company if the named executive officer’s employment had terminated as of the last business day of the fiscal year ended December 31, 2010. Where applicable, the value of one of our common shares on December 31, 2010 was $15.20, which was the closing market price of our common shares on the NYSE as of that date.

Name	Involuntary Termination without Cause ($)		Involuntary Termination for Cause ($)		Termination with Good Reason (1)($)		Voluntary Termination Other than death, disability ($)		Termination due to Death ($)		Termination due to Disability ($)		Change of Control
													Accelerated Vesting if Plan not assumed, substituted or continued by the Merged Entity ($)		Plan assumed, substituted or continued by the Merged Entity ($)
Pramod Bhasin
Cash Severance	5,250,000	(2)	—		5,250,000	(2)	750,000	(3)	750,000	(3)	750,000	(3)	—		—
Equity Treatment	—		—		—		—		5,066,662	(4)	5,066,662	(4)	5,066,662	(4)	5,066,662	(4)
Health and Welfare	482,840	(5)	—		482,840	(5)	—		—		—		—		—
Pension Benefits	983,379	(6)	983,379	(6)	983,379	(6)	983,379	(6)	983,379	(6)	983,379	(6)	—		—
TOTAL	6,716,219		983,379		6,716,219		1,733,379		6,800,041		6,800,041		5,066,662		5,066,662

N.V. Tyagarajan
Cash Severance	931,647	(7)	—		—		—		721,457	(8)	721,457	(8)	—		—
Equity Treatment	—		—		—		—		—		—		880,000	(9)	—
Health and Welfare	—		—		—		—		—		—		—		—
Pension Benefits	—		—		—		—		—		—		—		—
TOTAL	931,647		—		—		—		721,457		721,457		880,000		—

Robert Pryor
Cash Severance	375,000	(10)	—		—		—		375,000	(11)	375,000	(11)	—		—
Equity Treatment	2,660,000	(12)	—		—		—		—		—		4,434,080	(13)	—
Health and Welfare	9,435	(14)	—		—		—		—		—		—		—
Pension Benefits	—		—		—		—		—		—		—		—
TOTAL	3,044,435		—		—		—		375,000		375,000		4,434,080		—

Patrick Cogny
Cash Severance	316,325	(15)	—		—		—		—		—		—		—
Equity Treatment	—		—		—		—		—		—		312,780	(16)	—
Health and Welfare	—		—		—		—		—		—		—		—
Pension Benefits	—		—		—		—		—		—		—		—
TOTAL	316,325		—		—		—		—		—		312,780		—

Mohit Bhatia
Cash Severance	—		—		—		—		—		—		—		—
Equity Treatment	—		—		—		—		—		—		288,720	(17)	—
Health and Welfare	—		—		—		—		—		—		—		—
Pension Benefits	—		—		—		—		—		—		—		—
TOTAL	—		—		—		—		—		—		288,720		—

(1)	See definition of good reason in “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Named Executive Officers—Pramod Bhasin.”

(2)	Amount represents the following: (a) payment in lump sum of an amount equal to a pro-rated bonus for the year in which termination occurs ($750,000); and (b) payment of an amount equal to two times the sum of Mr. Bhasin’s then current annual base salary, which was $750,000, and the annual bonus received for the fiscal year preceding the fiscal year of termination, which annual bonus was $1,500,000 in 2009 ($4,500,000).

(3)	Amount represents the payment in lump sum of an amount equal to a pro-rated bonus for the year in which termination occurs ($750,000).

(4)	Estimated value of vesting of all unvested Company options and performance shares held by Mr. Bhasin as of December 31, 2010.

(5)	Estimated value of providing Mr. Bhasin and his dependents with health benefits at the same level of coverage and benefits as is provided to our US-based senior executives for two years following the date of termination. Amount calculated based on the present value of maximum liability with respect to Mr. Bhasin and his dependents under our applicable benefit plan in effect as of December 31, 2010, which was a self-funded plan.

(6)	See “Pension Benefits” table.

(7)	Amount represents the following (a) value of 50% of Mr. Tyagarajan’s base salary, excluding the Company contribution to the Provident Fund, in effect as of December 31, 2010 (INR 19,345,000; conversion ratio US$1/0.021731 INR); and (b) an amount equal to the unpaid bonus for the year in which termination occurs (INR 33,200,000; conversion ratio US$1/0.021731 INR).

(8)	Amount represents the unpaid bonus for the year in which termination occurs (INR 33,200,000; conversion ratio US$1/0. 021731 INR).

(9)	Estimated value of vesting of all unvested Company options held by Mr. Tyagarajan as of December 31, 2010.

(10)	Amount represents the value of 75% of Mr. Pryor’s base salary in effect as of December 31, 2010 ($500,000).

(11)	Amount represents the payment in a lump sum of an amount equal to the unpaid bonus for the year in which termination occurs ($375,000).
(12)	Estimated value of vesting of all unvested restricted share units held by Mr. Pryor as of December 31, 2010.

(13)	Estimated value of vesting of all unvested restricted share units and Company options held by Mr. Pryor as of December 31, 2010

(14)	Amount represents the premiums for health insurance pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), for a period of nine months ($9,435).

(15)	Value of 10 months of Mr. Cogny’s base salary in effect as of December 31, 2010 (€284,000; conversion ratio US$1/1.33658 Euro).

(16)	Estimated value of vesting of all unvested Company options held by Mr. Cogny as of December 31, 2010.

(17)	Estimated value of vesting of all unvested Company options held by Mr. Bhatia as of December 31, 2010.

DIRECTOR COMPENSATION

The compensation committee reviews and approves the compensation arrangements for our directors. Since July 2010, our non-employee directors each receive an annual retainer of $45,000 and each director serving on our audit, compensation and nominating and governance committees receives an annual payment of $10,000. Mr. Barter receives an additional $35,000 annually for his service as chairman of the audit committee, Mr. Nayden receives an additional $15,000 annually for his service as chairman of the compensation committee and Mr. Denning receives an additional $15,000 annually for his service as chairman of the nominating and governance committee. Prior to July 2010, our non-employee directors each received an annual retainer of $40,000, except that Mr. Barter received an annual retainer of $75,000 for his service as chairman of the audit committee. Since August 2010, our non-employee directors also receive an annual grant of 6,000 restricted stock units with a one year vesting period. Prior to August 2010, non-employee directors received an option grant upon joining the board but no annual equity grants.

The following table sets forth the compensation of our directors for the fiscal year ended December 31, 2010.

2010 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)($)		Option Awards (1)($)		Total ($)
C. Alexander(2)(3)	42,500			174,099	(3)	216,599
J. Barter(4)	77,500	73,603	(4)			151,103
S. Denning(5)	55,000	73,603	(5)			128,603
M. Dzialga(6)	47,500	73,603	(6)			121,103
R. Gupta(7)	47,500	73,603	(7)			121,103
D. Kaden(8)	42,500	73,603	(8)			116,103
J. Khattar(9)	50,000	73,603	(9)			123,603
J. C. Madden(10)	50,000	73,603	(10)			123,603
D. Nayden(11)	47,500	73,603	(11)			121,103
R. G. Scott(12)	55,000	73,603	(12)			128,603
A. M. Spence(13)	47,500	73,603	(13)			121,103

(1)

The amounts shown under this column reflect the dollar amount of the aggregate grant date fair value of equity-based compensation awards granted during the year, calculated in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation—Stock Compensation, of awards pursuant to our 2007 Omnibus Incentive Compensation Plan. Assumptions used in the calculation of these amounts are included in Note 20 “Share-based compensation” to our audited consolidated financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K. In accordance with the rules promulgated by the SEC in December 2009, the amounts shown do not exclude the effect of estimated forfeitures related to service-based vesting conditions.

(2)	Mr. Alexander resigned from our board of directors on November 18, 2010. On August 13, 2010, Mr. Alexander was granted 6,000 restricted stock units, or RSUs, with a per share grant date fair value of $13.94. These RSUs were expected to vest 100% on August 12, 2011. However, as a result of Mr. Alexander’s resignation, these RSUs were forfeited.

(3)	As of November 18, 2010, Mr. Alexander held 81,405 Company options. The per share grant date fair value of these Company options, which were granted on August 6, 2009, was $5.48. In connection with his resignation from the board, the vesting of Mr. Alexander’s unvested options was accelerated and the time period to exercise the options was extended to 12 months from 90 days. As a result of this modification, incremental fair value of $174,099 was recognized.

(4)	As of December 31, 2010, Mr. Barter held 85,928 Company options. The per share grant date fair value of these Company options, which were granted on September 28, 2005, was $0.93. On August 13, 2010, Mr. Barter was granted 6,000 restricted share units, or RSUs, with a per share grant date fair value of $13.94. These RSUs vest 100% on August 12, 2011.

(5)	As of December 31, 2010, Mr. Denning held 31,657 Company options. The per share grant date fair value of these Company options, which were granted on April 20, 2007, was $8.39. On August 13, 2010, Mr. Denning was granted 6,000 restricted share units, or RSUs, with a per share grant date fair value of $13.94. These RSUs vest 100% on August 12, 2011.

(6)	As of December 31, 2010, Mr. Dzialga held 31,657 Company options. The per share grant date fair value of these Company options, which were granted on April 20, 2007, was $8.39. On August 13, 2010, Mr. Dzialga was granted 6,000 restricted share units, or RSUs with a per share grant date fair value of $13.94. These RSUs vest 100% on August 12, 2011.

(7)	Mr. Gupta resigned from our board of directors on March 4, 2011. On August 13, 2010, Mr. Gupta was granted 6,000 restricted share units, or RSUs, with a per share grant date fair value of $13.94. These RSUs were expected to vest 100% on August 12, 2011. However, as a result of Mr. Gupta’s resignation, these RSUs were forfeited.

(8)	As of December 31, 2010, Mr. Kaden held 9,045 Company options. The per share grant date fair value of these Company options which were granted on November 9, 2009 was $6.04. On August 13, 2010, Mr. Kaden was granted 6,000 restricted share units, or RSUs, with a per share grant date fair value of $13.94. These RSUs vest 100% on August 12, 2011.

(9)	As of December 31, 2010, Mr. Khattar held 52,913 Company options. The per share grant date fair value of these Company options, which were granted on August 2, 2007, was $8.17. On August 13, 2010, Mr. Khattar was granted 6,000 restricted share units, or RSUs, with a per share grant date fair value of $13.94. These RSUs vest 100% on August 12, 2011.

(10)	On August 13, 2010, Mr. Madden was granted 6,000 restricted share units, or RSUs, with a per share grant date fair value of $13.94. These RSUs vest 100% on August 12, 2011.

(11)	As of December 31, 2010, Mr. Nayden held 31,657 Company options. The per share grant date fair value of these Company options, which were granted on April 20, 2007, was $8.39. On August 13, 2010, Mr. Nayden was granted 6,000 restricted share units, or RSUs, with a per share grant date fair value of $13.94. These RSUs vest 100% on August 12, 2011.

(12)	As of December 31, 2010, Mr. Scott held 73,264 Company options. The per share grant date fair value of these Company options, which were granted on February 27, 2006, was $3.38. On August 13, 2010, Mr. Scott was granted 6,000 restricted share units, or RSUs, with a per share grant date fair value of $13.94. These RSUs vest on 100% August 12, 2011.

(13)	As of December 31, 2010, Mr. Spence held 81,405 Company options. The per share grant date fair value of these Company options, which were granted on September 28, 2005, was $0.93. On August 13, 2010, Mr. Spence was granted 6,000 restricted share units, or RSUs, with a per share grant date fair value of $13.94. These RSUs vest 100% on August 12, 2011.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on this review, the compensation committee recommended to the Company’s board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the compensation committee of the board of directors of Genpact Limited.

Denis Nayden, chair

Steven A. Denning

Mark Dzialga

A. Michael Spence

Compensation Committee Interlocks and Insider Participation

During fiscal 2010, Messrs. Denning, Dzialga, Nayden and Spence served as members of our compensation committee. No member of our compensation committee was at any time during fiscal 2010 or formerly, an officer or employee of Genpact or any subsidiary of Genpact. No member of our compensation committee had any relationship with us during fiscal 2010 requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933.

During fiscal 2010, none of our executive officers served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one or more executive officers serving as a member of our board of directors or compensation committee.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes, as of December 31, 2010, the number of common shares to be issued upon exercise of outstanding options or vesting of restricted share units granted under our 2007 Omnibus Incentive Compensation Plan, the Gecis Global Holdings 2005 Stock Option Plan, the Genpact Global Holdings 2006 Stock Option Plan and the Genpact Global Holdings 2007 Stock Option Plan, the weighted-average exercise price of the outstanding options, and the number of shares remaining available for future issuance under the plans for all awards as of December 31, 2010.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Shares Remaining Available for Future Issuance Under the Equity Compensation Plan (Excluding Shares in First Column)
Equity compensation plans approved by shareholders	17,900,689	$10.84	8,515,681
Equity compensation plans not approved by shareholders	—	—	—
Total	17,900,689	$10.84	8,515,681

PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our audit committee has selected the firm of KPMG as our independent registered public accounting firm for the current fiscal year. KPMG has served as our independent registered public accounting firm since October 1, 2004. If this proposal is not approved at our 2011 annual meeting, our audit committee will reconsider its selection of KPMG. Representatives of KPMG are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Board Recommendation

The board of directors believes that the selection of KPMG as our independent registered public accounting firm is in our best interests and the best interests of our shareholders and therefore recommends a vote FOR this proposal.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table presents the aggregate fees billed for services rendered by KPMG, our independent registered public accounting firm, for the fiscal years ended December 31, 2010 and December 31, 2009.

	Fiscal 2010	Fiscal 2009
	($ In Thousands)
Audit Fees	2,327	2,147
Audit-Related Fees	560	949
Tax Fees	155	—
All Other Fees	35	26
Total Fees	3,077	3,122

Audit fees represent fees for services provided in connection with the audit of our consolidated financial statements, review of our interim consolidated financial statements and audit services provided in connection with other statutory or regulatory filings. Audit-related fees consist primarily of assurance and related services. Assurance and related services mainly include issuance of Statement on Auditing Standards No. 70 reports, and due diligence performed in 2009 for potential acquisitions. Tax Fees include fees for professional services for tax compliance. All Other Fees include fees for services provided other than the services reported above.

Audit Committee’s Pre-approval Policy and Procedures

The audit committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of the registered public accounting firm. We may not engage the independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the audit committee or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval policies and procedures. From time to time, the audit committee may pre-approve services that are expected to be provided to Genpact by the independent registered public accounting firm during the following 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also subject to a maximum dollar amount. At regularly scheduled meetings of the audit committee, management or the independent registered public accounting firm report to the audit committee regarding services actually provided to Genpact.

During fiscal 2010, no services were provided to Genpact by KPMG other than in accordance with the pre-approval policies and procedures described above.

PROPOSAL 3—APPROVAL OF AMENDMENT AND RESTATEMENT OF 2007 OMNIBUS INCENTIVE COMPENSATION PLAN

We are asking our shareholders to vote on a proposal to approve an amendment and restatement of the Genpact Limited 2007 Omnibus Incentive Plan, or the 2007 Plan, that will expand the performance criteria that may be utilized in establishing specific targets to be attained as a condition to the vesting of one or more awards under the 2007 Plan and to approve other material terms of the 2007 Plan so that the compensation attributable to certain awards under the 2007 Plan continues to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) as explained more in detail below.

Our board of directors approved the amendment and restatement on April 15, 2011, subject to shareholder approval at the 2011 Annual Meeting.

Section 162(m) limits the U.S. federal tax deduction to the Company for compensation paid to its chief executive officer and certain other executive officers to $1 million in any single year, unless that compensation is “performance-based”. For certain awards granted under the 2007 Plan to qualify as “performance-based compensation” under Section 162(m), among other things, our shareholders must approve the material terms of the 2007 Plan at this annual meeting. Approval of this proposal will accordingly constitute approval of the terms of the 2007 Plan including the eligibility criteria, the per participant limits under the 2007 Plan and the performance goals that may be utilized as criteria for the vesting of performance based awards under the 2007 Plan.

We strongly believe that incentive compensation programs play a pivotal role in our efforts to attract and retain key personnel essential to our long-term growth and financial success. It is important that we continue to be able to grant equity awards in a tax efficient manner.

The following is a summary of the principal features of the 2007 Plan, as amended and restated. This summary is not intended to be a complete description of all the provisions of the amended and restated 2007 Plan and is qualified in its entirety by reference to the complete text of the 2007 Plan, which is filed as Exhibit 1 to this Proxy Statement.

Types of Awards.    The 2007 Plan provides for the following types of awards: share options, share appreciation rights, share awards, restricted shares, restricted share units, performance units, cash incentive awards, dividend equivalent rights and other equity-based awards.

Administration.    The compensation committee of our board of directors will have the exclusive authority to administer the 2007 Plan. The term “plan administrator,” as used in this summary, will mean such committee. The plan administrator will have complete discretion to determine which eligible individuals are to receive awards, the types of awards to be granted to each participant, the number of shares to be covered (or the method by which payments or other rights are to be calculated in connection with) each award and the terms and conditions of any award, including the vesting provisions of an award. The plan administrator may grant awards under the 2007 Plan for no cash consideration or for any cash or other consideration as may be determined by the plan administrator or required by applicable law. Awards may be granted either alone or in addition to, in tandem with or in substitution for any other award granted under the 2007 Plan. Awards granted under the 2007 Plan may be settled in such form or forms as the plan administrator determines appropriate, including cash, common shares, other securities or awards under the 2007 Plan, other property or a combination of the foregoing methods, and may be made in a single payment or transfer, in installments or on a deferred basis as determined by the plan administrator. The plan administrator may also accelerate the vesting or exercisability of outstanding awards.

Eligibility.     Employees, officers, consultants and non-employee members of the board of directors in our employ or service or in the employ or service of our affiliates (whether now existing or hereafter established) will be eligible to participate in the 2007 Plan. As of March 31, 2011, approximately 45,500 persons (including 7 executive officers and 9 non-employee members of our board of directors) were eligible to participate in the 2007 Plan.

Shares Subject to 2007 Plan.    9,406,800 common shares have initially been reserved for issuance over the term of the 2007 Plan. The number of shares reserved for issuance under the 2007 Plan will be increased by the number of shares subject to options granted under our Company Stock Plans other than the 2007 Plan that are terminated, expired or forfeited without the delivery of shares or that are surrendered (including shares withheld from delivery) or tendered to the Company in payment of the exercise price or withholding taxes applicable with respect to such options, up to a maximum of 10,000,000 shares. Our Company Stock Plans other than the 2007 Plan are comprised of the Gecis Global Holdings 2005 Stock Option Plan, the Gecis Global Holdings 2006 Stock Option Plan and the Gecis Global Holdings 2007 Stock Option Plan, each of which terminated upon adoption of the 2007 Plan.

The maximum number of common shares which may be issued pursuant to options intended to qualify as incentive stock options under the U.S. federal tax laws may not exceed 9,406,800 shares.

As of March 31, 2011, 15,386,215 common shares were subject to outstanding options, 2,732,000 common shares were subject to outstanding restricted share units, 9,624,332 common shares had been issued and 7,239,361 common shares were available for future equity awards under the 2007 Plan.

Awards made under the 2007 Plan will be subject to the following per-participant limitations in order to provide the plan administrator with the opportunity to structure one or more of those awards as performance-based compensation under Section 162(m):

•

In the case of options and share appreciation rights that are settled in shares, the maximum aggregate number of our common shares with respect to which such options and share appreciation rights may be granted to any participant under the 2007 Plan in any fiscal year is 3,618,000.

•

In the case of awards other than options and share appreciation rights that are settled in shares, the maximum aggregate number of our common shares with respect to which such awards may be granted to any participant under the 2007 Plan in any fiscal year is 3,618,000.

•

In the case of awards that are settled in cash based on the fair market value of our common shares, the maximum aggregate amount of cash that may be paid pursuant to such awards granted to any participant under the 2007 Plan in any fiscal year is equal to the per common share fair market value as of the relevant vesting, payment or settlement date multiplied by 3,618,000, in the case of cash-settled share appreciation rights, and 3,618,000, in the case of awards other than cash-settled share appreciation rights.

•

In the case of all other awards, the maximum aggregate amount of cash and other property (valued at fair market value) other than common shares that may be paid or delivered pursuant to awards to any participant under the 2007 Plan in any fiscal year is $8,000,000.

Shareholder approval of this proposal will also constitute approval of such share and dollar limitations for purposes of Section 162(m). Accordingly, such limitations will ensure that any tax deductions to which we would otherwise be entitled under U.S. federal tax rules upon exercise of option or SARS or the settlement of awards with vesting tied to the attainment of one or more of the corporate performance milestones discussed below will not be subject to the $1 million limitation of Section 162(m).

All share limitations under the 2007 Plan are subject to adjustment for changes in capitalization and other transactions as described below.

The common shares issuable under the 2007 Plan may be drawn from shares of our authorized but unissued common shares, treasury shares or from common shares that we acquire, including shares purchased on the open market.

Shares subject to outstanding awards under the 2007 Plan that terminate, expire, are forfeited or cancelled will be available for subsequent issuance under the 2007 Plan. If shares of the Company (whether issued upon exercise, vesting or settlement of an award or owned by the participant) are surrendered (including shares withheld from delivery on exercise, vesting or settlement of an award) or tendered to the Company in payment of the exercise price of an award or any taxes required to be withheld or paid or payable in respect of an award (including with respect to, as a result of or with respect to the grant, issuance or, if applicable, exercise, vesting or settlement of an award), such shares will be added to the number of shares otherwise available to be delivered pursuant to awards under the 2007 Plan. If an award does not entitle a participant to receive or purchase shares, or if an award is settled in cash, such awards will not reduce the number of common shares available for issuance under the 2007 Plan.

Valuation.    The fair market value per common share on any relevant date under the 2007 Plan will be the closing sale price of our common shares on the New York Stock Exchange on such date or, if such exchange is not open for trading on such date, on the most recent preceding date that such exchange is open for trading. On April 1, 2011, the fair market value determined on such basis was $14.43 per share.

Options.    Eligible persons may be granted options to purchase shares of our common shares. Except as otherwise determined by the plan administrator in an award agreement, the exercise price of each option will not be less than 100% of the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten years. Payment of the exercise price of any option may be made in cash, common shares, through withholding of shares otherwise issuable upon exercise of the option or through a broker-assisted cashless exercise procedure.

Share Appreciation Rights.    A share appreciation right granted under the 2007 Plan allows the holder to exercise that right as to a specific number of common shares and receive upon such exercise the excess of (i) the fair market value of the common shares as to which that right is exercised over (ii) the aggregate grant price in effect for those shares. Except as otherwise determined by the plan administrator in an award agreement, the grant price will not be less than one hundred percent of the fair market value of the underlying shares on the grant date. A share appreciation right may be granted alone or in tandem with or in addition to another award. No granted share appreciation right will have a term in excess of ten years. The plan administrator will determine whether the share appreciation right will be settled in cash, common shares, other securities, other awards, other property or a combination of any of the foregoing and the remaining terms and conditions of a share appreciation right in its discretion, including the methods of exercise, dates of exercise and methods of settlement.

Restricted Shares and Restricted Share Units.    Restricted shares and restricted share units may be awarded under the 2007 Plan. The plan administrator will determine at the time of grant the restrictions to which restricted shares will be subject, including the vesting schedule. Unless otherwise determined by the plan administrator in its discretion, unvested restricted shares will generally be forfeited upon termination of a participant’s service.

Restricted share units granted under the 2007 Plan entitle the holder to receive the value of common shares underlying those units upon the lapse or waiver of restrictions specified by the plan administrator at the time the restricted share units are granted. The restricted share units may be settled in cash, common shares, other securities or other awards or property, as determined by the plan administrator. Upon termination of a participant’s service, any unvested restricted share units will be canceled, and the participant will have no further rights with respect to the canceled units or the underlying common shares unless otherwise determined by the plan administrator in its discretion. If a performance unit is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, the requirements below described in “—Performance Compensation Awards” must be satisfied.

Performance Units.    Subject to the provisions of the 2007 Plan, the plan administrator may grant performance units to participants. Performance units are awards with an initial value established by the plan administrator (or that is determined by reference to a valuation formula specified by the plan administrator or the fair market value of our common shares) at the time of the grant. In its discretion, the plan administrator will set performance goals that, depending on the extent to which they are met during a specified performance period, will determine the number and/or value of performance units that will be paid out to the participant. The plan administrator, in its sole discretion, may pay earned performance units in the form of cash, common shares or any combination thereof that has an aggregate fair market value equal to the value of the earned performance units at the close of the applicable performance period. If a performance unit is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, the requirements below described in “—Performance Compensation Awards” must be satisfied.

Cash Incentive Awards.    Subject to the provisions of the 2007 Plan, the plan administrator may grant cash incentive awards payable upon the attainment of performance goals. If a cash incentive award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, the requirements described below in “—Performance Compensation Awards” must be satisfied.

Performance Awards.    The plan administrator may designate any award granted under the 2007 Plan (other than options and share appreciation rights) as a performance compensation award in order to qualify such award as “qualified performance-based compensation” under Section 612(m) of the Code. The plan administrator will also determine the length of performance periods, the types of award to be issued, the performance criteria that will be used to establish the performance goals, the kinds and levels of performance goals and any performance formula used to determine whether a performance compensation award has been earned for the performance period. Such performance criteria may be based on one or more of the following either individually, alternatively or in any combination, applied on a corporate, subsidiary, affiliate, division or specialized unit: (1) net income before or after taxes, (2) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (3) operating income or adjusted operating income, (4) earnings per share, (5) return on shareholders’ equity, (6) return on investment or capital, (7) return on assets, (8) level or amount of acquisitions, (9) share price, (10) profitability and profit margins, (11) market share (in the aggregate or by segment), (12) revenues or sales (based on units or dollars), (13) costs, (14) cash flow, (15) working capital, (16) average sales price, (17) budgeted expenses (operating and capital), (18) inventory turns, (19) accounts receivable levels, (20) level of attrition, (21) operating profit or net operating profit, (22) return on operating revenue or return on operating profit, (23) cash flow per share (before or after dividends), (24) collections and recoveries, (25), debt reduction, (26) litigation and regulatory resolution goals, (27), budget comparisons, (28) development and implementation of strategic plans and/or organizational restructuring goal, (29) productivity goals; (30) workforce management and succession planning goals, (31) economic value added, (32), measures of customer satisfaction, (33) formation of joint ventures or marketing or customer service collaborations or the completion of other corporate transactions intended to enhance the Company’s revenue or profitability or enhance its customer base, or (34) and merger and acquisitions.

Such performance criteria may be applied on an absolute basis and/or be relative to one or more peer companies of the Company or indices or any combination thereof and may also be based on the performance of the Company or any of the Company’s subsidiaries, operational units or divisions or any affiliate or any combination thereof. Each applicable performance criteria may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. Each applicable performance criteria may be structured at the time of the award to provide for appropriate adjustments or exclusions for one or more of the following items: (A) asset impairments or write-downs; (B) litigation and governmental investigation expenses and judgments, verdicts and settlements in connection therewith; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) costs and expenses incurred in connection with mergers and acquisitions; (F) costs and expenses incurred in connection with the relocation of the principal offices of the Company or any affiliate; (G) any extraordinary or nonrecurring items; (H) bonus or incentive compensation costs and expenses associated with cash-based awards made under the 2007 Plan or other bonus or incentive compensation plans of the Company or any affiliate, (I) items of income, gain, loss or expense attributable to the operations of any business acquired by the Company or any affiliate; (J) items of income, gain, loss or expense attributable to one or more business operations divested by the Company or any affiliate or the gain or loss realized upon the sale of any such business or the assets thereof and (K) the impact of foreign currency fluctuations or changes in exchange rates.

Subject to the terms of the 2007 Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award and any other terms and conditions of any performance award will be determined by the plan administrator.

Shareholder approval of this proposal will constitute approval of the foregoing performance goals for purposes of establishing the specific vesting criteria for one or more awards under the 2007 Plan that are intended to qualify as performance-based compensation under Section 162(m).

Dividend Equivalents.    Dividend equivalents may be issued under the 2007 Plan (on awards other than options, share appreciation rights or cash incentive awards) and entitle the holder to receive payments (in cash, common shares, other securities, other awards granted under the 2007 Plan or other property as determined in the discretion of the plan administrator) equivalent to the amount of cash dividends paid to the holders of our common shares with respect to a specified number of shares determined by the plan administrator.

Other Share-based Awards.    The plan administrator is authorized to award participants other equity-based or equity related awards, including fully vested shares, as deemed by the plan administrator to be consistent with the purpose of the 2007 Plan, subject to the terms and conditions determined by the plan administrator at the time of the award.

Share Awards

The following table sets forth, as to our principal executive officer, our principal financial officer, our three other most highly compensated executive officers and the other individuals and groups indicated, the number of our common shares subject to option grants made under the 2007 Plan from January 1, 2010 through April 1, 2011, together with the weighted average exercise price per share in effect for such option grants. There were no option grants made to our directors during the applicable period.

Name and Position	Number of Shares Underlying Options Granted (#)	Weighted Average Exercise Price Per Share ($)
Pramod Bhasin, President and CEO	—	—
N.V. Tyagarajan, Chief Operating Officer	45,000	16.25
Mohit Bhatia, Chief Financial Officer	24,000	16.25
Patrick Cogny, CEO, Europe	18,000	16.25
Robert Pryor, EVP Sales and Marketing	18,000	16.25
Vivek Gour, Chief Financial Officer	—	—
All current executive officers as a group (7 persons)	132,000	16.25
All employees, including current officers who are not executive officers, as a group (approximately 45,500 persons)	1,391,000	15.84

The following table sets forth, as to our named executive officers and the other individuals and groups indicated, the number of our common shares subject to performance share awards and restricted share unit awards granted under the 2007 Plan from January 1, 2010 through April 1, 2011.

Name and Position	Number of Shares Underlying Share Awards (#)
Pramod Bhasin, President and CEO	500,000
N.V. Tyagarajan, Chief Operating Officer	65,000
Mohit Bhatia, Chief Financial Officer	45,000
Patrick Cogny, CEO, Europe	50,000
Robert Pryor, EVP Sales and Marketing	18,000
Vivek Gour, Chief Financial Officer	—
All current executive officers as a group (7 persons)	751,000

Directors:
Douglas M. Kaden	6,000
James C. Madden	6,000
Mark F. Dzialga	6,000
Steven A. Denning	6,000
Denis J. Nayden	6,000
Jagdish Khattar	6,000
John W. Barter	6,000
A. Michael Spence	6,000
Robert G. Scott	6,000
All current non-employee directors as a group (9 persons)	54,000
All employees, including current officers who are not executive officers, as a group (approximately 45,500 persons)	1,904,500

General Provisions

Transferability.    Generally, awards granted under the 2007 Plan (other than share awards containing no restrictions) may not be transferred, pledged, alienated, attached or otherwise encumbered in any manner other than by will or the laws of descent or distribution. However, the plan administrator may allow a participant to designate a beneficiary to receive the vested portion of an award in the event of the participant’s death, and the plan administrator has the authority to allow the transfer of a non-statutory option to a family member of the grantee.

Change in Control.    Pursuant to the 2007 Plan, unless otherwise provided in an individual award agreement, in the event of a change of control of our company, existing awards be assumed, substituted or continued. If the outstanding awards are not assumed, continued or substituted:

•	any options and SARs outstanding as of the date the change of control is determined to have occurred will become fully exercisable and vested, as of immediately prior to the change of control;

•

all performance units and cash incentive awards will be paid out as if “target” performance levels had been attained, but pro rated based on the portion of the performance period that elapses prior to the change of control; and

•

all other outstanding awards will automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto will lapse as of immediately prior to such change of control.

Unless otherwise provided pursuant to an award agreement, a change of control is defined to mean any of the following events, generally:

•	during any period of twenty-four consecutive months, a change in the composition of a majority of our board of directors that is not approved by a majority of the incumbent board of directors;

•	subject to certain limitations specified in the 2007 Plan, the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of our assets;

•	the approval by our shareholders of a plan of our complete liquidation or dissolution; or

•

subject to certain limitations specified in the 2007 Plan, an acquisition by any individual, entity or group (other than certain specified shareholders) of beneficial ownership of a percentage of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors that is equal to or greater than 25%.

Changes in Capitalization.    In the event of any recapitalization, share split, reverse share split, split-up or spin-off, reorganization, amalgamation, consolidation, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase our common shares or other securities or other similar corporate transaction or event affecting the common shares or as otherwise permitted under Bermuda law, then the plan administrator will make adjustments to (i) the number and type of shares (or other securities or other property) issuable under the 2007 Plan (including pursuant to incentive share options) , (ii) the maximum number and type of shares (or other securities or other property) that may be added to the share reserve from the Company Stock Plans other than the 2007 Plan, (iii) the number and type of shares (or other securities or other property) subject to outstanding awards or to which outstanding awards relate under the 2007 Plan, (iv) the purchase price or exercise price with respect to any award under the 2007 Plan and (v) the maximum number of shares for which any one person may be granted awards under the 2007 Plan per fiscal year. Such adjustments will be made in such manner as the plan administrator deems appropriate in order to preclude any dilution or enlargement of benefits under the 2007 Plan or the outstanding awards thereunder and will be final, binding and conclusive.

The plan administrator may make similar adjustments in the event of any extraordinary dividends or other extraordinary distribution.

Shareholder Rights.    Except with respect to restricted share awards granted under the 2007 Plan, a participant will not have any of the rights and privileges of a shareholder with respect to the common shares underlying any award until the shares subject to that award have been issued.

Amendment and Termination.    Our board of directors may amend, modify or terminate the 2007 Plan at any time; provided, however, that shareholder approval will be required for any amendment which would (i) increase the number of common shares authorized for issuance under the 2007 Plan or pursuant to incentive share options (other than in connection with certain changes to our capital structure as explained above), (ii) decrease the exercise price of any option or share appreciation right that, at the time of such decrease, has an exercise price less than the then current fair market value of a common share or cancel, in exchange for cash or any other award, any such award or (iii) change the class of employees or other individuals eligible to participate in the 2007 Plan to the extent such shareholder approval may otherwise be required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which our common shares are at the time primarily traded. The 2007 Plan will terminate in all events on July 13, 2017.

Summary of U.S. Federal Income Tax Consequences

The following is a summary of the U.S. Federal income taxation treatment applicable to us and the participants who receive awards under the 2007 Plan.

Option Grants.    Options granted under the 2007 Plan may be either incentive share options which satisfy the requirements of Code Section 422 or nonqualified options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Share Options.    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For U.S. Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount ralized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Nonqualified Options.    No taxable income is recognized by an optionee upon the grant of a nonqualified option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Share Appreciation Rights.    No taxable income is recognized upon receipt of a share appreciation right. The holder will recognize ordinary income in the year in which the share appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying common shares on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the share appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Restricted Share Awards.    The recipient of unvested common shares issued under the 2007 Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Code Section 83(b) to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the unvested shares. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the recipient.

Restricted Share Units.    No taxable income is recognized upon receipt of restricted share units. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Performance Awards.    No taxable income is recognized upon receipt of performance awards. The holder will recognize ordinary income in the year in which the performance awards are settled. The amount of that income will be equal to the fair market value of the common shares or cash received in settlement of the performance awards, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the performance awards at the time those awards are settled. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

Share Awards.    The recipient of a share award will recognize ordinary income in the year in which the shares subject to a share award are issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Dividend Equivalent Rights.    No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a dividend or distribution, whether in cash, securities or other property, is paid to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the dividend equivalent right award at the time the dividend or distribution is paid to such holder. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

Deductibility of Executive Compensation.    We anticipate that any compensation deemed paid by us in connection with the exercise of nonqualified options or share appreciation rights will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, the compensation deemed paid with respect to options and share appreciation rights granted under the 2007 Plan will remain deductible by us without limitation under Section 162(m). However, any compensation deemed paid by us in connection with shares or cash issued under restricted shares or restricted share unit or performance unit awards will be subject to the $1 million limitation, unless the issuance of the shares or cash is tied to one or more of the performance milestones described above.

Accounting Treatment.    The accounting principles applicable to awards made under the 2007 Plan may be summarized in general terms as follows:

Pursuant to the accounting standards established under the FASB Accounting Standards Codification Topic 718, we will be required to expense all share-based payments, including grants of options, share appreciation rights, common shares, restricted shares, restricted share units and all other share-based awards under the 2007 Plan. Accordingly, options and share appreciation rights which are granted to our employees and non-employee Board members and payable in common shares will have to be valued at fair value as of the grant date under an appropriate valuation formula, and that value will then have to be charged as a direct compensation expense against our reported earnings over the designated vesting period of the award. For shares issuable upon the vesting of restricted share units awarded under the 2007 Plan, we will be required to amortize over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, then the fair market value of those shares at that time will be charged to our reported earnings ratably over the vesting period. Such accounting treatment for restricted share units and direct share issuances will be applicable whether vesting is tied to service periods or performance goals, although for performance-based awards, the grant date fair value will initially be determined on the basis of the probable outcome of performance goal attainment. The issuance of a fully-vested share awards will result in an immediate charge to our earnings equal to the fair market value of the bonus shares on the issuance date.

Dividends or dividend equivalents paid on the portion of an award that vests will be charged against our retained earnings. If the award holder is not required to return the dividends or dividend equivalents if they forfeit their awards, dividends or dividend equivalents paid on instruments that do not vest will be recognized by us as additional compensation cost.

Finally, it should be noted that the compensation expense accruable for performance-based awards under the 2007 Plan will, in general, be subject to adjustment to reflect the actual outcome of the applicable performance goals, and any expenses accrued for such performance-based awards will be reversed if the performance goals are not met, unless those performance goals are deemed to constitute market conditions (i.e., because they are tied to the price of our common shares) under FASB Accounting Standards Codification Topic 718.

Required vote and board recommendation

The approval of the proposal requires the affirmative vote of a simple majority of the votes cast. Should such approval not be obtained, then the Company will consider other possible alternatives for granting performance-based awards.

Recommendation of the Board of Directors

The board of directors believes that approval of the amendment and restatement of the 2007 Omnibus Incentive Compensation Plan (including the terms of the awards thereunder for purposes of Section 162(m)) is in our best interests and the best interests of our shareholders and therefore recommends a vote FOR this proposal.

PROPOSAL 4—NON-BINDING VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”), the Company’s shareholders are entitled to vote at the annual meeting to approve the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the standards established under Item 402 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, the shareholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or our Board or the compensation committee.

Although the vote is non-binding, our Board and the compensation committee value the opinions of the shareholders and will consider the outcome of the vote when making future compensation decisions affecting the Company’s executive officers.

As described in the section titled “Compensation Discussion and Analysis,” our executive compensation program is designed to reward the achievement of our annual, long-term and strategic goals, such as growing revenues, improving operating margins, improving client satisfaction scores, reducing employee attrition levels and expanding into new geographies and service offerings. It is also designed to align the interests of our executives, including our named executive officers, with those of our shareholders by rewarding performance that exceeds our goals, with the ultimate objective of increasing shareholder value. Shareholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement, which more thoroughly discusses how we believe our compensation policies and procedures complement our compensation philosophy. The Board and our compensation committee believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement.

We are asking our shareholders to vote for the following resolution:

“RESOLVED, that the Company’s shareholders approve, in a non-binding vote, the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the various compensation tables and the accompanying narrative discussion.”

This vote is only advisory, and will therefore not be binding upon the Company or our Board. However, the Board encourages input from the Company’s shareholders and encourages all shareholders to vote their shares on this matter.

Board Recommendation

The board recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules.

PROPOSAL 5—NON-BINDING VOTE ON THE FREQUENCY OF NON-BINDING

SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, the Company’s shareholders are also entitled to vote at the annual meeting regarding whether the shareholder vote to approve the compensation of our named executive officers as required by Section 14A(a)(2) of the Exchange Act (and as presented in Proposal 4 of this proxy statement) should occur every year, once every two years or once every three years. Shareholder will also have the option to abstain from voting on the matter. The shareholder vote on the frequency of the non-binding shareholder vote to approve executive compensation is an advisory vote only, and it is not binding on the Company or our Board. Such an advisory vote will be provided to shareholders at least every six years.

Although the vote is non-binding, both the Board of Directors and the compensation committee value the opinions of the shareholder and will consider the outcome of the vote when setting the frequency of the shareholder vote on executive compensation.

The Board has determined that an advisory shareholder vote on executive compensation once every three years is the best approach for the Company and its shareholders for a number of reasons and complements our goal to create a compensation program that enhances long-term shareholder value. As described in the section titled “Compensation Discussion and Analysis,” our executive compensation program is designed to reward the achievement of our annual, long-term and strategic goals. It is also designed to align the interests of our executives, including our named executive officers, with those of our shareholders by rewarding performance that exceeds our goals, with the ultimate objective of increasing shareholder value. Our Board believes that our structuring of compensation awards to be contingent upon successful completion of multi-year performance and service periods facilitates the creation of long-term shareholder value. The Board also believes that holding the advisory vote every three years will provide shareholders the ability to evaluate our compensation program over a time period similar to the periods associated with our compensation awards, which our Board believes will allow them to compare the Company’s compensation packages to the long-term performance of the Company.

A three-year cycle will provide shareholders with sufficient time and opportunity to evaluate the effectiveness of the Company’s short-term and long-term incentive programs, compensation strategies and pay-for-performance philosophy.

Similarly, our compensation committee would benefit from this longer time period between advisory votes so that they may analyze the Company’s compensation program over a longer-term period. Should our compensation committee believe it appropriate to adjust the Company’s compensation program, the longer time period would give the committee the ability to assess the effects of any changes implemented. The Board believes anything less than a triennial vote will detract from the long-term interests and goals of the Company in favor of short-term considerations.

The proxy card provides shareholders four choices with respect to the frequency of the shareholder vote for the approval of the compensation of the Company’s named executive officers. The four choices are as follows:

•	Every year;

•	Every two years;

•	Every three years; or

•	Abstain.

The Board recommends that the shareholders chose on an advisory basis a three year frequency (or vote for every three years) with respect to how frequently a non-binding shareholder vote to approve the compensation of our named executive officers should occur. However, the shareholder vote under this Proposal 5 is not to approve or disapprove the Board’s recommendation but is instead a direct advisory vote on the particular frequency at which each shareholder would like the advisory vote on executive officer compensation to be conducted.

Board Recommendation

The board recommends that you vote “THREE YEARS” with respect to how frequently a non-binding shareholder vote to approve the compensation of our named executive officers should occur.

OTHER MATTERS

Our board of directors does not know of any other matters that may come before the annual meeting. However, if any other matters are properly presented to the annual meeting, it is the intention of the persons named as proxies to vote, or otherwise act, in accordance with their judgment on such matters.

ELECTRONIC SUBMISSION OF PROXIES FOR VOTING

If you own your common shares of record, you may submit your proxy to vote your shares over the Internet at www.investorvote.com/G by following the instructions on the enclosed proxy card. Proxies submitted over the Internet must be received by 1:00 a.m. India Standard time on May 10, 2011.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide a vote instruction form to you with this proxy statement, which you may use to direct how your shares will be voted. Many banks and brokerage firms also offer the option of submitting your proxy to vote over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

Management hopes that shareholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy card in the accompanying postage-prepaid envelope (or submit your proxy to vote your shares over the Internet). A prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Shareholders who attend the meeting may vote their shares personally even though they have sent in their proxies.

Exhibit 1

GENPACT LIMITED

2007 OMNIBUS INCENTIVE COMPENSATION PLAN

(AS AMENDED AND RESTATED APRIL 15, 2011)

SECTION 1. Purpose.    The purpose of this Genpact Limited 2007 Omnibus Incentive Compensation Plan is to promote the interests of Genpact Limited, a Bermuda limited exempted company, and its shareholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company (as defined below) and its Affiliates (as defined below) and (b) enabling such individuals to participate in the long-term growth and financial success of the Company.

SECTION 2. Definitions.    As used herein, the following terms shall have the meanings set forth below:

“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Applicable Taxes” means, with respect to any Award, any Federal, state, local and foreign income taxes or other taxes (including but not limited to fringe benefit taxes) required to be withheld or paid or payable by the Participant, the Company or any Affiliate with respect to such Award (including but not limited to as a result of or with respect to the grant, issuance or, if applicable, exercise, vesting or settlement, of such Award).

“Award” means any award that is permitted under Section 6 and granted under the Plan.

“Award Agreement” means any written agreement, contract or other instrument or document (including, for the avoidance of doubt, any electronically delivered or processed instrument or document) evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.

“Board” means the Board of Directors of the Company.

“Cash Incentive Award” shall have the meaning specified in Section 6(f).

“Change of Control” shall (a) have the meaning set forth in an Award Agreement or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:

(i) during any period of 24 consecutive months, individuals who were members of the Board at the beginning of such period (the “Incumbent Directors”) cease at any time during such period for any reason to constitute at least a majority of the Board; provided, however, that (A) any individual becoming a director subsequent to the beginning of such period whose appointment or election, or nomination for election, by the Company’s shareholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs pursuant to an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”), other than the Board or any Specified Shareholder and (B) any individual becoming a director subsequent to the beginning of such period whose appointment or election, or nomination for election, was made by any of the Specified Shareholders shall be considered as though such individual were an Incumbent Director;

(ii) the consummation of (A) an amalgamation, consolidation, statutory share exchange, reorganization, recapitalization, tender offer or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable in connection with such transaction (each of the transactions referred to in this clause (A), being hereinafter referred to as a “Reorganization”) or (B) a sale or other disposition of all or substantially all the assets of the Company (a “Sale”), unless, immediately following such Reorganization or Sale, (1) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the Company’s common shares or other securities eligible to vote for the election of the Board outstanding immediately prior to the consummation of such Reorganization or Sale (such securities, the “Company Voting Securities”) beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the Continuing Entity that such beneficial owners hold immediately following the consummation of such Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company or a Subsidiary), (2) no Person (excluding (X) any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any corporation or other entity controlled by the Continuing Entity and (Y) any Specified Shareholder) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of the Continuing Entity and (3) at least a majority of the members of the board of directors or other governing body of the Continuing Entity were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

(iii) the shareholders of the Company approve a voluntary plan of liquidation, winding up or dissolution of the Company, unless such liquidation, winding up or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a Change of Control; or

(iv) any Person, corporation or other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than any Specified Shareholder becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power of the Company Voting Securities that is equal to or greater than 25%; provided, however, that for purposes of this subparagraph (iv) (and not for purposes of subparagraphs (i) through (iii) above), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Subsidiary, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities, (D) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change in Control for purposes of subparagraph (ii) above or (E) any acquisition directly from the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Committee” means the compensation committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.

“Company” means Genpact Limited and any successor (whether direct or indirect, by purchase, amalgamation, consolidation or otherwise) to all or substantially all of the business or assets of Genpact Limited.

“Designated Foreign Subsidiary” means any Affiliate organized under the laws of any jurisdiction or country other than the United States of America that may be designated as a “Designated Foreign Subsidiary” by the Board or the Committee from time to time.

“Disability” means, with respect to any Participant, that the Participant becomes unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or that the Participant becomes eligible to receive income replacement benefits under any long-term disability plan covering employees of the Company or any of its Affiliates by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Effective Date” shall have the meaning specified in Section 10(a).

2

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

“Exercise Price” means (a) in the case of an Option, the price specified in the applicable Award Agreement as the price per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of a SAR, the price specified in the applicable Award Agreement as the reference price per-Share used to calculate the amount payable pursuant to such SAR.

“Fair Market Value” means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares, as of any date, (i) the closing per share sales price of the Shares (A) as reported by the NYSE for such date or (B) if the Shares are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

“Family Member” means, with respect to any Participant, such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, and any person sharing the household of the Participant (other than a tenant or an employee of the Participant).

“Incentive Share Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) and (b) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

“Independent Director” means a member of the Board who is neither (a) an employee of the Company nor (b) an employee of any Affiliate, and who, at the time of acting, is a “Non-Employee Director” under Rule 16b-3.

“IRS” means the Internal Revenue Service or any successor thereto and includes the staff thereof.

“NYSE” means the New York Stock Exchange.

“Nonqualified Share Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) and (b) is not an Incentive Share Option.

“Option” means an Incentive Share Option or a Nonqualified Share Option or both, as the context requires.

“Participant” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any Affiliate who is eligible for an Award under Section 5 and who is selected by the

Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(c).

“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6(i).

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing a Performance Goal for a Performance Period with respect to any Performance Compensation Award, Performance Unit or Cash Incentive Award under the Plan.

“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award, Performance Unit or Cash Incentive Award of a particular Participant, whether all, a portion or none of the Award has been earned for the Performance Period.

“Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

3

“Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award, Performance Unit or Cash Incentive Award.

“Performance Unit” means an Award under Section 6(e) that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

“Permitted Transferee” means (a) any Family Member, (b) any trust in which any Family Member, individually or jointly, has more than fifty percent of the beneficial interest, (c) any foundation in which the Participant or any Family Member, individually or jointly, controls the management of assets and (e) any other entity in which the Participant or any Family Member, individually or jointly, owns more than fifty percent of the voting interests.

“Plan” means this Genpact Limited 2007 Omnibus Incentive Compensation Plan, as in effect from time to time.

“Prior Plans” means each of the Gecis Global Holdings 2005 Stock Option Plan, Genpact Global Holdings 2006 Stock Option Plan and Genpact Global Holdings 2007 Stock Option Plan and any subplans with respect thereto.

“Prior Plan Option” means any option to purchase Shares granted under the Prior Plans.

“Restricted Share” means a Share delivered under Section 6(d) that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

“RSU” means a restricted share unit Award under Section 6(d) that is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SAR” means a share appreciation right Award under Section 6(c) that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Shares” means the common shares of the Company, $0.01 par value per share, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, amalgamation, consolidation, split-up, combination, exchange of shares or other similar transaction permitted under Bermuda law or (b) as may be determined by the Committee pursuant to Section 4(b).

“Specified Shareholder” means each of General Atlantic Partners (Bermuda) L.P., Oak Hill Capital Partners (Bermuda) L.P., GE Capital International (Mauritius), any entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under the common control of any one or more of the foregoing and any successor entity to any one or more of the foregoing.

“Sub Plans” shall have the meaning specified in Section 11.

“Subsidiary” means a body corporate which is a subsidiary of the Company (within the meaning of Section 86 of the Companies Act 1981 (Bermuda), as amended).

SECTION 3. Administration. (a) Composition of Committee.    The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that, to the

4

extent necessary to comply with the rules of the NYSE and Rule 16b-3 and to satisfy any applicable requirements of Section 162(m) of the Code and any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall (i) qualify as “outside directors” under Section 162(m) of the Code and (ii) meet the independence requirements of the NYSE.

(b) Authority of Committee.    Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole authority to administer the Plan, including but not limited to the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (viii) interpret, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xi) amend any outstanding Award or grant a replacement Award for any Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Committee Decisions.    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any shareholder of the Company.

(d) Indemnification.    No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Bye-laws. The foregoing right of indemnification shall not be exclusive

5

of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Bye-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(e) Delegation of Authority to Senior Officers.    The Committee may delegate, on such terms and conditions as it determines in its sole discretion, to one or more senior officers of the Company the authority to make grants of Awards to officers (other than officers subject to Section 16 of the Exchange Act), employees and consultants of the Company and any Affiliate (including any prospective officer, employee or consultant) and all necessary and appropriate decisions and determinations with respect thereto.

(f) Awards to Independent Directors.    Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards to Independent Directors and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

SECTION 4. Shares Available for Awards; Cash Payable Pursuant to Awards. (a) Shares and Cash Available.    Subject to adjustment as provided in Section 4(b), the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be 9,406,800 plus the number of Shares authorized under the Prior Plans that are subject to Prior Plan Options that are terminated, expired or forfeited without the delivery of Shares or that are surrendered (including Shares withheld from delivery on exercise, vesting or settlement of such Prior Plan Options) or tendered to the Company in payment of the exercise price of such Prior Plan Options or any Federal, state, local and foreign income taxes or other taxes required to be withheld or paid or payable by the holders of such Prior Plan Options, the Company or any Affiliate with respect to such Prior Plan Options (including but not limited to as a result of or with respect to the grant, issuance or, if applicable, exercise, vesting or settlement, of such Prior Plan Options) up to an additional 10,000,000 Shares. Of this aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan, the maximum number of Shares that may be delivered pursuant to Incentive Share Options granted under the Plan shall be 9,406,800. If, after the effective date of the Plan, any Award granted under the Plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or canceled Award shall be added to the number of Shares available to be delivered pursuant to Awards under the Plan. If Shares issued upon exercise, vesting or settlement of an Award, or Shares owned by a Participant (which are not subject to any pledge or other security interest), are surrendered (including shares withheld from delivery on exercise, vesting or settlement of an Award) or tendered to the Company in payment of the Exercise Price of an Award or any Applicable Taxes, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall be added to the number of Shares available to be delivered pursuant to Awards under the Plan; provided, however, that in no event shall such Shares increase the number of Shares that may be delivered pursuant to Incentive Share Options granted under the Plan. Subject to adjustment as provided in Section 4(b), (i) in the case of Options and SARs that are settled in Shares, the maximum aggregate number of Shares with respect to which such Options and SARs may be granted to any Participant in any fiscal year of the Company under the Plan shall be 3,618,000; (ii) in the case of Awards other than Options and SARs that are settled in Shares, the maximum aggregate number of Shares with respect to which such Awards may be granted to any Participant in any fiscal year of the Company under the Plan shall be 3,618,000; (iii) in the case of Awards that are settled in cash based on the Fair Market Value of a Share, the maximum aggregate amount of cash that may be paid pursuant to Awards granted to any Participant in any fiscal year of the Company under the Plan shall be equal to the per Share Fair Market Value as of the relevant vesting, payment or settlement date multiplied by the number of Shares described (A) in the preceding clause (i), in the case of cash-settled SARs, or (B) in the preceding clause (ii), in the case of such Awards other than cash-settled SARs; and (iv) in the case of all other Awards, the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under the Plan to any Participant in any fiscal year of the Company shall be equal to $8,000,000.

(b) Adjustments for Changes in Capitalization and Similar Events.    (i) In the event of any recapitalization, stock split, reverse stock split, split-up or spin-off, reorganization, amalgamation, consolidation, combination,

6

repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that affects the Shares or as otherwise permitted under Bermuda law, the Committee (A) shall, in order to preserve the value (as determined for this purpose by the Committee) of the Awards and in the manner determined by the Committee, adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (I) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) that may be delivered pursuant to Awards granted under the Plan (including pursuant to Incentive Share Options), as provided in Section 4(a), (II) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) that may be added to the share reserve from the Prior Plans as provided in Section 4(a) and (III) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company, as provided in Section 4(a), and (2) the terms of any outstanding Award, including (I) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (II) the Exercise Price, if applicable, with respect to any Award and (B) may, if deemed appropriate or desirable by the Committee, (1) make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (2) cancel and terminate any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

(ii) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem equitable or desirable, adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (X) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) that may be delivered pursuant to Awards granted under the Plan (including pursuant to Incentive Share Options), as provided in Section 4(a) and (Y) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) that may be added to the share reserve from the Prior Plans as provided in Section 4(a) and (Z) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company and (2) the terms of any outstanding Award, including (X) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (Y) the Exercise Price, if applicable, with respect to any Award, (B) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (C) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

(c) Substitute Awards.    Awards may, in the discretion of the Committee, be granted under the Plan in substitution for outstanding awards previously granted by an entity acquired by the Company or any Affiliate or with which the Company or any Affiliate amalgamates or combines (such Awards, “Substitute Awards”).

(d) Sources of Shares Deliverable Under Awards.    Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

7

SECTION 5. Eligibility.    Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any Affiliate shall be eligible to be designated a Participant.

SECTION 6. Awards.    (a) Types of Awards.    Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Units, (vi) Cash Incentive Awards and (vii) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Share Option may be granted to a person who is ineligible to receive an Incentive Share Option under the Code.

(b) Options.    (i) Grant.    Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, whether an Option will be an Incentive Share Option or a Nonqualified Share Option and the conditions and limitations applicable to the vesting and exercise of any Option. In the case of Incentive Share Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Nonqualified Share Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Share Option. If an Option is intended to be an Incentive Share Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Share Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Share Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Share Options.

(ii) Exercise Price.    Except as otherwise established by the Committee at the time an Option is granted and set forth in the applicable Award Agreement, the Exercise Price of each Share covered by an Option shall be equal to or greater than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, that in the case of an Incentive Share Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the per Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

(iii) Vesting and Exercise.    Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise. The vesting schedule for each Option shall be specified by the Committee in the Award Agreement. An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment, pursuant to Section 6(b)(iv), for the Shares with respect to which the Option is exercised has been received by the Company. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in Section 4, in the number of Shares that may be available for purposes of the Plan, in each case, by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of Options, including but not limited to any conditions relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

(iv) Payment.    (A) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has also paid to the Company an amount equal to any Applicable Taxes. Such payments may be made in cash (or its equivalent) or, in the Committee’s sole discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest), (2) by delivery of irrevocable instructions to the Company to withhold Shares otherwise deliverable upon the exercise of the Option with an aggregate Fair Market Value equal to such aggregate Exercise Price and an amount equal to any Applicable Taxes or (3) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to

8

deliver promptly to the Company an amount equal to such aggregate Exercise Price and an amount equal to any Applicable Taxes, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so withheld or tendered to the Company as of the date of such withholding or tender is at least equal to such aggregate Exercise Price and an amount equal to any such Applicable Taxes.

(B) Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or an amount equal to any Applicable Taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(v) Expiration.    Except as otherwise set forth in the applicable Award Agreement, each Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted and (B) either (x) 90 days after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or any Affiliate for any reason other than the Participant’s death or Disability or (y) six months after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or any Affiliate by reason of the Participant’s death or Disability. In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted. For the avoidance of doubt, unless otherwise provided in the applicable Award Agreement, a Participant whose employment or service is transferred from the Company or any Affiliate to another of the Company or any Affiliate shall not be deemed to have terminated employment or service with the Company or such Affiliate under the Plan.

(c) SARs.    (i) Grant.    Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom SARs shall be granted, the number of Shares to be covered by each SAR, the Exercise Price thereof and the conditions and limitations applicable to the exercise thereof. SARs may be granted in tandem with another Award, in addition to another Award or freestanding and unrelated to another Award. SARs granted in tandem with, or in addition to, an Award may be granted either at the same time as the Award or at a later time.

(ii) Exercise Price.    Except as otherwise established by the Committee at the time a SAR is granted and set forth in the applicable Award Agreement, the Exercise Price of each Share covered by a SAR shall be equal to or greater than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted).

(iii) Exercise.    A SAR shall entitle the Participant to receive an amount equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.

(iv) Other Terms and Conditions.    Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate or desirable.

(d) Restricted Shares and RSUs.    (i) Grant.    Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Restricted Shares and RSUs shall be granted, the number of Restricted Shares and RSUs to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and the other terms and conditions of such Awards.

(ii) Transfer Restrictions.    Subject to Section 9(a), Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the

9

applicable Award Agreement and otherwise in accordance with Bermuda law and the Company’s Bye-laws. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a signed blank share transfer form, with the Company or such other custodian as may be designated by the Committee or the Company, and shall be held by the Company or other custodian, as applicable, until such time as the restrictions applicable to such Restricted Shares lapse. Upon the lapse of the restrictions applicable to such Restricted Shares, the Company or other custodian, as applicable, shall deliver such certificates to the Participant or the Participant’s legal representative.

(iii) Payment/Lapse of Restrictions.    Each RSU shall be granted with respect to one Share or shall have a value equal to the Fair Market Value of one Share. RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. If a Restricted Share or an RSU is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(i) must be satisfied in order for the restrictions applicable thereto to lapse.

(e) Performance Units.    (i) Grant.    Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Performance Units shall be granted and the terms and conditions thereof.

(ii) Value of Performance Units.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant.

(iii) Earning of Performance Units.    Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole discretion, as a function of the extent to which the corresponding Performance Goals have been achieved.

(iv) Form and Timing of Payment of Performance Units.    Subject to the provisions of the Plan, the Committee, in its sole discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that has an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement. If a Performance Unit is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(i) must be satisfied in order for a Participant to be entitled to payment.

(f) Cash Incentive Awards.    Subject to the provisions of the Plan, the Committee, in its sole discretion, shall have the authority to grant Cash Incentive Awards. The Committee shall establish Cash Incentive Award levels to determine the amount of a Cash Incentive Award payable upon the attainment of Performance Goals. If a Cash Incentive Award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(i) must be satisfied in order for a Participant to be entitled to payment.

(g) Other Share-Based Awards.    Subject to the provisions of the Plan, the Committee shall have the sole authority to grant to Participants other equity-based or equity-related Awards (including but not limited to fully-vested Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. If such an Award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(i) must be satisfied in order for a Participant to be entitled to payment.

(h) Dividend Equivalents.    In the sole discretion of the Committee, an Award, other than an Option, SAR or Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash,

10

Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including but not limited to payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional Shares, Restricted Shares or other Awards.

(i) Performance Compensation Awards.    (i) General.    The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than Options and SARs) as a Performance Compensation Award in order to qualify such Award as “qualified performance-based compensation” under Section 162(m) of the Code. Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6(i).

(ii) Eligibility.    The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(i). Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(iii) Discretion of Committee with Respect to Performance Compensation Awards.    With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the types of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goals, the kinds and levels of the Performance Goals that are to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and the Performance Formula. Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(iv) Performance Criteria.    Notwithstanding the foregoing, the Performance Criteria that will be used to establish the Performance Goals shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following: (A) net income before or after taxes, (B) earnings before or after taxes (including earnings before interest, taxes, depreciation, amortization and/or charges for stock-based compensation), (C) operating income, net operating income or operating income after tax (D) earnings per share or growth in earnings per share, (E) return on shareholders’ equity, (F) return on investment or capital, (G) return on assets or net assets, (H) level or amount of acquisitions, (I) share price, (J) profitability and profit margins, (K) market share (in the aggregate or by segment), (L) revenues or sales (based on units or dollars) or growth in revenue or sales, (M) costs, (N) cash flow, (O) working capital, (P) average sales price, (Q) budgeted expenses (operating and capital), (R) inventory turns, (S) accounts receivable levels and (T) level of attrition, (U) operating profit or net operating profit, (V) return on operating revenue or return on operating profit, (W) cash flow per share (before or after dividends), (X) collections and recoveries, (Y) debt reduction, (Z) litigation and regulatory resolution goals, (AA) budget comparisons, (BB) development and implementation of strategic plans and/or organizational restructuring goals, (CC) productivity goals, (DD) workforce management and succession planning goals, (EE) economic value added, (FF) measures of customer satisfaction, (GG) formation of joint ventures or marketing or customer service collaborations or the completion of other corporate transactions intended to enhance the Company’s revenue or profitability or enhance its customer base, and (HH) merger and acquisitions.

11

Such performance criteria may be applied on an absolute basis and/or be relative to one or more peer companies of the Company or indices or any combination thereof. Each applicable performance criteria may include a minimum threshold level of performance below which no Award will be earned, levels of performance at which specified portions of an Award will be earned and a maximum level of performance at which an Award will be fully earned. Each applicable performance criteria may be structured at the time of the Award to provide for appropriate adjustments or exclusions for one or more of the following items: (A) asset impairments or write-downs; (B) litigation and governmental investigation expenses and judgments, verdicts and settlements in connection therewith; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) costs and expenses incurred in connection with mergers and acquisitions; (F) costs and expenses incurred in connection with the relocation of the principal offices of the Company or any Affiliate; (G) any extraordinary or nonrecurring items; (H) bonus or incentive compensation costs and expenses associated with cash-based awards made under the Plan or other bonus or incentive compensation plans of the Company or any Affiliate, (I) items of income, gain, loss or expense attributable to the operations of any business acquired by the Company or any Affiliate; (J) items of income, gain, loss or expense attributable to one or more business operations divested by the Company or any Affiliate or the gain or loss realized upon the sale of any such business or the assets thereof and (K) the impact of foreign currency fluctuations or changes in exchange rates. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the Performance Criteria it selects to use for such Performance Period

(v) Modification of Performance Goals.    The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company or any of its Subsidiaries, Affiliates, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Subsidiaries, Affiliates, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Subsidiaries, Affiliates, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

(vi) Payment of Performance Compensation Awards.    (A) Condition to Receipt of Payment.    A Participant must be employed by the Company or an Affiliate on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired from the employment of the Company or an Affiliate or whose employment with the Company or an Affiliate has terminated prior to the last day of the Performance Period for which a Performance Compensation Award is made or to the designee or estate of a Participant who died prior to the last day of a Performance Period.

(B) Limitation.    A Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goals for such period are achieved and certified by the Committee in accordance with Section 6(i)(vi)(C) and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

(C) Certification.    Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been

12

achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(i)(vi)(D).

(D) Negative Discretion.    Unless otherwise provided in the applicable Award Agreement, in determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained.

(E) Timing of Award Payments.    Unless otherwise provided in the applicable Award Agreement, the Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively and reasonably possible following completion of the certifications required by Section 6(i)(vi)(C).

(F) Discretion.    In no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m)) or (3) increase a Performance Compensation Award above the maximum amount payable under Section 4(a) of the Plan.

SECTION 7. Amendment and Termination.    (a) Amendments to the Plan.    Subject to any applicable law or government regulation and to the rules of the NYSE or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the shareholders of the Company except that shareholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan or increase the maximum number of Shares that may be delivered pursuant to Incentive Share Options granted under the Plan; provided, however, that any adjustment under Section 4(b) shall not constitute an increase for purposes of this Section 7(a)(i); (ii) amend, modify or terminate the requirements under Section 6(b)(ii) or Section 6(c)(ii) with respect to the minimum Exercise Price for Options or SARs, respectively; (iii) decrease the Exercise Price of any Option or SAR that, at the time of such decrease, has an Exercise Price that is greater than the then-current Fair Market Value of a Share or cancel, in exchange for cash or any other Award, any such Award; provided, however, that any adjustment, modification, cancellation, termination or other action taken pursuant to Section 3(b)(xi), Section 4(b), Section 7(c) or Section 8 shall not constitute a decrease or cancellation for purposes of this Section 7(a)(iii); or (iv) change the class of employees or other individuals eligible to participate in the Plan. No modification, amendment or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofor have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.

(b) Amendments to Awards.    The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofor granted, prospectively or retroactively; provided, however, that (i) except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofor granted shall not to that extent be effective without the consent of the impaired Participant, holder or beneficiary and (ii) any such action that would require shareholder approval under Section 7(a) shall also require shareholder approval under this Section 7(b).

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including but not limited to the events described in Section 4(b) or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other

13

requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole discretion, determines that such adjustments are appropriate or desirable, including but not limited to providing for an assumption, continuation or substitution of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole discretion, by providing for a cash payment to the holder of an Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) if deemed appropriate or desirable by the Committee, in its sole discretion, by canceling and terminating any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

SECTION 8. Change of Control.    Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control after the date of the adoption of the Plan, unless provision is made in connection with the Change of Control for (a) assumption or continuation of Awards previously granted or (b) substitution for such Awards of new awards covering shares of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code), which for the avoidance of doubt may include the Company, with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable, (i) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control, (ii) all Performance Units, Cash Incentive Awards and other Awards designated as Performance Compensation Awards shall be paid out as if the “target” performance levels had been obtained, but pro rated based on the portion of the applicable Performance Period that has elapsed prior to the Change of Control and (iii) all other outstanding Awards (i.e., other than Options, SARs, Performance Units and Cash Incentive Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control.

SECTION 9. General Provisions.    (a) Nontransferability.    Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Committee may permit further transferability to any Permitted Transferee, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Share Options granted under the Plan shall not be transferable in any way that would violate Treasury Regulation Section 1.422-2(a)(2), or any applicable requirements of Bermuda law or the Company’s Bye-laws. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

(b) No Rights to Awards.    No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

(c) Share Certificates.    All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer

14

orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal, Bermuda or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) Tax Liability; Withholding.    (i) Authority to Withhold.    A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any Applicable Taxes, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such Applicable Taxes. In the event the Company or any Affiliate, as the case may be, is unable to recover, by withholding or by taking such other necessary action as provided for herein, the amount of such Applicable Taxes from such Participant for any reason(s) whatsoever, the Company or such Affiliate may, to the extent permitted under applicable law, (i) withhold appropriate amounts from any payment (including salary) made by the Company or such Affiliate to such Participant, (ii) cancel the existing Awards granted (irrespective of whether they have vested) or any future grant of Awards or issuance of Shares to such Participant or (iii) any combination of the foregoing, without any obligations or liabilities on the Company and such Affiliate.

(ii) Alternative Ways to Satisfy Withholding Liability.    Without limiting the generality of clause (i) above, at the Committee’s discretion, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) having a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or SAR, or the lapse of the restrictions on any other Awards (in the case of SARs and other Awards, if such SARs and other Awards are settled in Shares), a number of Shares having a Fair Market Value equal to such withholding liability.

(e) Section 409A of the Code.    Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any participant harmless from any or all of such taxes. The Committee shall have the discretion to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (i) conforms with the requirements of Section 409A of the Code, (ii) voids any Participant election to the extent it would violate Section 409A of the Code and (iii) for any distribution event or election that could be expected to violate Section 409A of the Code, make the distribution only upon the earliest of the first to occur of a “permissible distribution event” within the meaning of Section 409A of the Code, or a distribution event that the participant elects in accordance with Section 409A of the Code. The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and all Awards.

(f) Award Agreements.    Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, Disability or termination of employment or service of a Participant with the Company or any Affiliate, and the effect, if any, of such other events as may be determined by the Committee.

(g) No Limit on Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted shares, shares and other types of equity-based awards (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

15

(h) No Employer-Employee Relationship.    For the avoidance of doubt, nothing in the Plan shall create any relationship of employer-employee between the Company and any Participant who is a director, officer, employee or consultant of any Affiliate.

(i) No Right to Employment.    The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, (i) any Participant may be dismissed at any time from the employment of the Company or any Affiliate with which such Participant is employed and (ii) the Company and any Affiliate may at any time discontinue any consulting or service relationship, in each case, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. For the avoidance of doubt, (A) the Company may only dismiss such Participants who are employed with the Company, (B) an Affiliate may only dismiss such Participants who are employed with such Affiliate and (C) the Company shall have no authority over the employment of any Participant employed with any Affiliate and shall not be liable for any vicarious liability arising as a result of the performance or non- performance of any act by an employee of any Affiliate, in each case, as a result of the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(j) No Rights as Shareholder.    No Participant or holder or beneficiary of any Award shall have any rights as a shareholder of the Company with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a shareholder of the Company (including the right to vote and receive dividends) in respect of such Restricted Shares. Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

(k) Governing Law.    The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

(l) Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(m) Other Laws.    The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal, Bermuda and any other applicable securities laws.

(n) No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other hand. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

16

(o) No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(p) Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision.    No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

(q) Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.    If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Share Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

(r) Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 10. Term of the Plan.    (a) Effective Date.    The Plan shall be effective as of the date of its adoption by the Board and approval by the Company’s shareholders (such date, the “Effective Date”); provided, however, that no Incentive Share Options may be granted under the Plan unless it is approved by the Company’s shareholders within twelve (12) months before or after the date the Plan is adopted by the Board.

(b) Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the date the Plan is approved under Section 10(a). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, nevertheless continue thereafter.

SECTION 11. Sub Plans.    The Company or any Affiliate may adopt separate sub-plans (“Sub Plans”) that permit the grant of Awards to Participants who are employed or provide services to certain Designated Foreign Subsidiaries. Awards under the Sub Plans may be made in particular locations outside the United States of America and shall comply with local laws applicable to offerings in such foreign jurisdictions.

17

2011 Annual Meeting Admission Ticket

2011 Annual Meeting of

Genpact Limited Shareholders

May 10, 2011, 10:30 AM Local Time

Genpact Limited

DLF City—Phase V, Sector 53

Gurgaon—122002, Haryana, India

Upon arrival, please present this admission ticket and photo identification at the registration desk.

To enroll to receive future proxy materials on-line, please go to www.computershare-na.com/green

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND

RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Genpact Limited

Notice of 2011 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 10, 2011

Victor F. Guaglianone and Heather D. White, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Genpact Limited to be held on May 10, 2011 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and THREE YEARS with respect to Proposal 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Admission Ticket

Electronic Voting Instructions

You can vote by Internet!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may vote by Internet as detailed below.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by 1.00 a.m. Indian Standard Time on May 10, 2011.

Vote by Internet

•	Log on to the Internet and go to www.envisionreports.com/G
•	Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND

RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3, and 4 and THREE YEARS with respect to Proposal 5.

1.	Election of Directors.	For	Withhold		For	Withhold				For	Withhold

	01 - Pramod Bhasin	☐	☐	02 - John W. Barter	☐	☐	03 - Steven A. Denning			☐	☐

	04 - Mark F. Dzialga	☐	☐	05 -Douglas M. Kaden	☐	☐	06 - Jagdish Khattar			☐	☐

	07 - James C. Madden	☐	☐	08 - Denis J. Nayden	☐	☐	09 - Robert G. Scott			☐	☐

	10 - A. Michael Spence	☐	☐		☐	☐

2.	To ratify and approve the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2011							For ☐		Against ☐	Abstain ☐

3.	To ratify and approve the amendment of the 2007 Omnibus Incentive Compensation Plan							For ☐		Against ☐	Abstain ☐

4.	To approve a non-binding advisory vote to approve the compensation of the Company’s named executive officers							For ☐		Against ☐	Abstain ☐

5.

To hold a non-binding advisory vote as to whether a non-binding advisory shareholder vote on the compensation of the Company’s named executive officers should occur every year, every two years or every three years.

							One Year ☐		Two Years ☐	Three Years ☐	Abstain ☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as narne(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

C  Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.		☐

1 U P X        G E N P 1

001CD40033	0108IC